UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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THE HARTFORD FINANCIAL SERVICES GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2012 Annual Meeting of Shareholders

Wednesday, May 16, 2012

12:30 p.m.

Marriott Hartford Downtown, 200 Columbus Boulevard, Hartford, CT 06103-2807

The Annual Meeting of Shareholders of The Hartford Financial Services Group, Inc. (the “Company”) will be held at 12:30 p.m. on Wednesday, May 16, 2012 at the Marriott Hartford Downtown, 200 Columbus Boulevard, Hartford, CT 06103-2807, for the following purposes:

1.

To elect a Board of Directors for the coming year;

2.

To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2012;

3.

To consider and approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement; and

4.

To act upon any other business that may properly come before the Annual Meeting or any adjournment thereof.

Only shareholders of the Company at the close of business on March 19, 2012, the record date, are entitled to notice of, and to vote at, the Annual Meeting. For instructions on voting, please refer to the notice you received in the mail or, if you requested a hard copy of the proxy statement, on your enclosed proxy card.

By order of the Board of Directors,

David C. Robinson
Senior Vice President and Corporate Secretary
April 5, 2012

IF YOU PLAN TO ATTEND:

Shareholder admission to the meeting will be on a first-come, first-served basis upon presentation of an admission ticket. Shareholders can obtain an admission ticket and directions to the meeting by contacting the Company’s Investor Relations Department at InvestorRelations@TheHartford.com, by telephone at (860) 547-2537, or by mail to: The Hartford, Attn: Investor Relations, One Hartford Plaza (HO-01-01), Hartford, CT 06155. If you hold your shares of the Company through a brokerage account in “street name,” your request for an admission ticket must be accompanied by a copy of a brokerage statement reflecting stock ownership as of the record date. Registration will begin at 11:30 a.m., and seating will begin at 12:00 p.m. Each shareholder will be asked to present a government issued photo identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting. The meeting will be simultaneously webcast at http://ir.thehartford.com.

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Table of contents

CEO Letter	5
Proxy Summary	6
WELCOME TO THE HARTFORD’S ANNUAL MEETING OF SHAREHOLDERS	11
CORPORATE GOVERNANCE	14
Director Independence	14
Board Leadership Structure	14
Board Risk Oversight	15
Code of Ethics and Business Conduct	15
Certain Relationships and Related Transactions	15
Communicating with the Board	15
BOARD OF DIRECTORS	16
Committees of the Board	16
Selection of Nominees for Election to the Board	18
DIRECTOR COMPENSATION	19
Annual Cash Fees	19
Annual Restricted Stock Award	19
Other	19
Stock Ownership Guidelines and Restrictions on Trading	20
NOMINEES FOR DIRECTORSHIPS	22
ITEM 1	ELECTION OF DIRECTORS	25
REPORT OF THE AUDIT COMMITTEE	25
Fees of the Independent Registered Public Accounting Firm	26
ITEM 2	RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	26
COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)	27
Executive Summary	27
Say on Pay Results and Shareholder Engagement	28

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Overview of Compensation Program	28
Components of Compensation Program	29
Pay for Performance	33
Process For Determining Named Executive Officer Compensation	35
2011 Named Executive Officer Compensation and Performance	37
Former Officer	39
Severance and Change of Control Payments	39
Compensation Policies and Practices	39
Effect of Tax and Accounting Considerations on Compensation Design	40
REPORT OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE	41
COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	41
EXECUTIVE COMPENSATION	42
Summary Compensation Table	42
Summary Compensation Table—All Other Compensation	44
Grants of Plan Based Awards Table	45
Outstanding Equity Awards at Fiscal Year-End Table	46
Option Exercises and Stock Vested Table	47
Pension Benefits Table	47
Non-Qualified Deferred Compensation Table	49
Potential Payments Upon Termination or Change of Control	51
ITEM 3	ADVISORY APPROVAL OF 2011 COMPENSATION OF NAMED EXECUTIVE OFFICERS	56
INFORMATION ON STOCK OWNERSHIP	57
Directors and Executive Officers	57
Certain Shareholders	58
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	59
HOUSEHOLDING OF PROXY MATERIALS	59
OTHER INFORMATION	60

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April 5, 2012

Dear Shareholder:

I am pleased to invite you to attend the Annual Meeting of Shareholders of The Hartford Financial Services Group, Inc. (“The Hartford”) to be held at 12:30 p.m. on Wednesday, May 16, 2012. Please note that this year the meeting will take place at the Marriott Hartford Downtown, 200 Columbus Boulevard, Hartford, Connecticut.

The Hartford’s proxy materials are available via the Internet. Shareholders who access proxy materials this way get the information they need electronically, which allows us to reduce printing and delivery costs and lessen adverse environmental impacts.

We hope that you will participate in the Annual Meeting, either by attending and voting in person or by voting through other acceptable means as promptly as possible. You may vote through the Internet, by telephone or by mailing your completed proxy card (or voting instruction form, if you hold your shares through a broker). Your vote is important and we urge you to exercise your right to vote.

The following 2012 Notice of Annual Meeting of Shareholders and Proxy Statement includes information about the matters to be acted upon by shareholders. You can find financial and other information about The Hartford in the accompanying Form 10-K for the fiscal year ended December 31, 2011. These materials are also available on The Hartford’s investor relations website, http://ir.thehartford.com.

Sincerely,

Liam E. McGee
Chairman, President and Chief Executive Officer

THE HARTFORD FINANCIAL SERVICES GROUP, INC. – 2012 Proxy Statement – 5

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Proxy Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Shareholders

• Time and Date:	Wednesday, May 16, 2012 at 12:30 p.m.
• Place:	Marriott Hartford Downtown 200 Columbus Boulevard Hartford, CT 06103-2807
• Record Date:	March 19, 2012
• Voting:

Shareholders as of the record date are entitled to vote by Internet at www.proxyvote.com; telephone at 1-800-690-6903; completing their proxy card or voter instruction card; or in person at the annual meeting (street holders must obtain a legal proxy from their broker, banker or trustee granting the right to vote).

Voting Matters

Agenda Item	Board Vote Recommendation	Page Reference (for more detail)
1. Election of Directors Each director nominee has an established record of accomplishment in areas relevant to overseeing the Company’s business and possesses qualifications and characteristics that are essential to a well-functioning and deliberative governing body.	FOR each Director Nominee	25
2. Ratification of Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm As a matter of good corporate governance, the Board is asking shareholders to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2012.	FOR	26
3. Advisory Vote to Approve Executive Compensation The Board is asking shareholders to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement. In 2011, shareholders voted 83% in favor of the executive compensation program. To better understand shareholder views regarding the Company’s executive compensation practices, management launched a broad shareholder outreach program, described in greater detail on page 28.	FOR	56

Company Performance

The financial crisis of 2008 and 2009 placed significant stress on the financial condition and operating results of the Company. Since the financial crisis, the Company has taken a number of actions to stabilize and position itself for future growth. Management viewed these actions as vitally important to the Company’s success and the creation of long-term shareholder value notwithstanding that these initiatives might not improve total shareholder returns in the short term. These actions include the following:

•

Implementing process improvements and enterprise simplification and efficiency initiatives to reduce annual run rate operating expenses, resulting in $150 million in savings for 2011.

•

Building a robust enterprise risk management operation, including the development of a comprehensive hedging strategy to manage risks in the global variable annuity business.

•

Significantly de-risking the Company’s investment portfolio and developing a model portfolio that appropriately balances risk and return.

–

Net pre-tax unrealized loss position of $5 billion at year-end 2009 improved to a net pre-tax unrealized gain of $2.6 billion at year-end 2011 due in significant part to management actions to reposition the portfolio, as well as improving capital markets.

•

Rationalizing and repositioning the Company’s technology investment to create efficiencies and better support the Company’s operating model.

•

Divesting non-core businesses to focus on profitable growth of core businesses.

–

Sold Federal Trust Bank and Specialty Risk Services and announced sale of Hartford Life Private Placement.

THE HARTFORD FINANCIAL SERVICES GROUP, INC. – 2012 Proxy Statement – 6

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As a result of management’s efforts, the Company is in a significantly stronger position than it was coming out of the financial crisis, and in 2011, demonstrated its commitment to prudently returning value to shareholders by doubling its dividend and initiating a $500 million equity repurchase program. The Company remains focused on maximizing shareholder value.

Despite the accomplishments listed above, the Company, like many of its competitors, continued to face a challenging business environment in 2011 as a result of a slow economic recovery, ongoing volatility in financial markets, historically low interest rates and significant catastrophe losses. These external headwinds contributed to earnings that did not meet operating plan objectives. In making its compensation decisions and recommendations for the 2011 performance year, the Compensation and Management Development Committee (the “Committee”) primarily considered the Company’s financial results against its operating plan, balanced against the important milestones achieved towards the goal of strengthening the Company.

2011 Compensation Highlights

As the Company has evolved, so too have its compensation programs. Based on the Company’s performance in 2011, the Committee (and, in the case of the CEO, the independent directors) made the following key compensation decisions for 2011:

•

Funded 2011 annual incentive pool at 57% of target: Evaluation of the Company’s performance against specified quantitative and qualitative objectives resulted in below-target annual incentive awards.

•

CEO compensation down 25% from 2010: Mr. McGee requested that no year-end bonus be paid to him for 2011. The independent directors determined that Mr. McGee would have otherwise received an incentive award, but they honored Mr. McGee’s request and awarded no cash bonus for 2011.

•

Continued migration from permissible compensation under the Troubled Asset Relief Program (“TARP”) back to a more performance-based design: Restored stock options in order to return to a more performance-based long term incentive design, with an expectation to return to performance shares in 2012. Stock options were only granted to approximately 25 individuals, including the CEO and all of his executive direct reports (collectively, the “Senior Executives”), and have minimal dilutive impact. Stock options granted in 2011 represented 0.2% of shares outstanding.

THE HARTFORD FINANCIAL SERVICES GROUP, INC. – 2012 Proxy Statement – 7

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Compensation Best Practices

The Committee regularly reviews best practices in governance and executive compensation and in recent years has revised the Company’s policies and practices to:

•

Expand its incentive compensation recoupment, or “clawback,” policy;

•

Reduce the amount of benefits payable in the event of a change of control;

•

Eliminate excise tax gross-up provisions upon a change of control;

•

Discontinue the practice of entering into individual employment agreements;

•

Limit the Committee’s compensation consultant to only performing services for the Committee;

•

Provide for an annual risk review of the Company’s compensation plans, policies and practices; and

•

Prohibit all employees and directors from hedging unvested portions of equity or equity-linked awards and prohibit certain employees, including the Senior Executives, from hedging portions of equity or equity-linked awards held to meet applicable ownership guidelines.

In addition, the Company’s 2010 Incentive Stock Plan does not allow the following:

•

Granting of stock options with an exercise price less than the fair market value of the Company’s Common Stock on the date of grant;

•

Re-pricing (reduction of exercise price) of stock options;

•

Inclusion of reload provisions in any stock option grant; and

•

Payment of dividends on unvested performance shares.

Primary Components of 2011 Compensation Program for Senior Executives

Component	Form	Terms	Page Reference (for more detail)
Base Salary	Cash	Established annually, upon promotion, or following a change in job responsibilities based on market data, internal pay equity and level of responsibility, experience, expertise and performance.	29
Annual Incentive Plan (“AIP”)	Cash	Award granted annually based primarily on Company performance against pre-established financial targets, as well as certain qualitative criteria and individual performance against leadership objectives.	29
Long-Term Incentive (“LTI”)	Equity	Award granted annually following assessment of individual performance and potential, and review of market data. For 2011: • 50% stock options - vest ratably over three years with a 10-year term. • 50% stock-settled restricted stock units - cliff vest after three years.	31

Following the Company’s emergence from TARP, the Committee determined to transition to a more performance-based compensation program. Because performance-based bonuses and long-term awards were generally prohibited under TARP, the Company was limited in how it could pay its executives. The Committee viewed 2011, the Company’s first full year following repayment of TARP funds, as a transition year from a compensation regime grounded in risk mitigation, to one more closely aligned with shareholders and focused on incentivizing performance by increasing the percentage of an executive’s variable compensation. The Committee acknowledged, however, that the economy was still recovering and as the Company continued to transform, efforts towards stabilizing its financial condition and operations and retaining key talent were critically important. Accordingly, the Company’s 2011 LTI grants featured the reintroduction of stock options to more closely align compensation with shareholder returns, but also included restricted stock units (“RSUs”) for retention and stability purposes.

For 2012, the Committee is increasing the percentage of Senior Executive pay at risk by re-introducing the use of performance shares, which will constitute 50% of the value of a Senior Executive’s LTI award, and eliminating RSUs.

THE HARTFORD FINANCIAL SERVICES GROUP, INC. – 2012 Proxy Statement – 8

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2011 Pay Mix

Named Executive Officer (“NEO”) compensation is weighted towards variable compensation (annual and long-term incentives), where actual amounts earned may differ from targeted amounts based on Company and individual performance. As the following charts show, 88% of CEO target annual compensation and almost 80% of other NEO target annual compensation are variable with performance, including stock price performance.

2011 NEO Compensation Summary

The total compensation package (base salary, AIP award and LTI awards) for 2011 for each NEO employed on December 31, 2011 is set forth below. The amounts in the table below do not include payouts from historical performance unit awards. Such amounts, which are included in the Summary Compensation Table, generally do not reflect decisions made by the Committee related to 2011 NEO compensation. This table is not a substitute for the information disclosed in the Summary Compensation Table on page 42.

Compensation Awarded in 2011

(excludes sign-on awards and historical performance unit payouts)

Compensation Component	L. McGee	C. Swift	D. Elliot	D. Levenson	H. Whelan
12/31/11 Base Salary	$1,100,000	$825,000	$750,000	$650,000	$450,000
2011 AIP Award	$0	$725,000	$700,000	$700,000	$1,000,000
2011 Annual LTI Award(1)	$6,500,000	$2,000,000	$1,750,000	$1,700,000	$500,000
TOTAL 2011 COMPENSATION(2)	$7,600,000	$3,550,000	$3,200,000	$3,050,000	$1,950,000

(1) Annual long-term awards were made to eligible employees on March 1, 2011, except for Mr. Elliot, whose grant was awarded on the first day of the trading window following his date of hire (May 4, 2011). Mr. Whelan’s award reflects his prior position.

(2) Excludes items shown under “Change in Pension Value and Nonqualified Deferred Compensation Earnings” and “All Other Compensation” in the Summary Compensation Table.

THE HARTFORD FINANCIAL SERVICES GROUP, INC. – 2012 Proxy Statement – 9

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Board Nominees

The Board met nine times during 2011 and each of the Company’s directors attended at least 90% of the aggregate number of meetings of the Board and the Committees on which he or she served. The average attendance of all directors at Board and Committee meetings was 96.2%. The following table provides summary information on each Director nominee. For more detail on each director nominee, see pages 22 - 25.

Name	Age	Director since	Experience	Independent		Committee Memberships(1)	Other Current Public Company Boards
				Yes	No
Robert B. Allardice III	65	2008	Former regional CEO, Deutsche Bank Americas	X		• Audit* • FIRMCo • LPA
Trevor Fetter	52	2007	President and CEO, and former CFO, Tenet Healthcare	X		• Audit • FIRMCo • NCG*	• Tenet Healthcare
Paul G. Kirk, Jr.	74	2010(2)	Chairman and President of Kirk & Associates, Inc. and former U.S. Senator	X		• Comp* • FIRMCo • LPA	• Cedar Realty Trust
Liam E. McGee	57	2009	Chairman, President and CEO, The Hartford		X	• FIRMCo
Kathryn A. Mikells	46	2010	Former EVP and CFO, Nalco	X		• Comp • FIRMCo • LPA
Michael G. Morris(3)	64	2004	Non-Executive Chairman, and former President and CEO, American Electric Power Company	X		• Audit • FIRMCo • NCG	• American Electric Power Company • Alcoa
Thomas A. Renyi	66	2010	Former Executive Chairman, Bank of New York Mellon; former Chairman and CEO, Bank of New York Company	X		• Comp • FIRMCo • LPA*	• Public Service Energy Group
Charles B. Strauss	69	2001	Former President and CEO, Unilever U.S.	X		• Audit • FIRMCo* • NCG	• Aegis Group plc
H. Patrick Swygert	69	1996	President Emeritus and professor of law, Howard University	X		• Comp • FIRMCo • NCG	• United Technologies Corporation

(1) Full committee names are as follows:

Audit – Audit Committee

Comp – Compensation and Management Development Committee

FIRMCo – Finance, Investment and Risk Management Committee

LPA – Legal and Public Affairs Committee

NCG – Nominating and Corporate Governance Committee

* denotes committee chairman

(2) Mr. Kirk also served as a director from 1995 until 2009, when he left to serve in the U.S. Senate.

(3) Mr. Morris serves as the presiding director. For more details, see page 14.

THE HARTFORD FINANCIAL SERVICES GROUP, INC. – 2012 Proxy Statement – 10

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WELCOME TO THE HARTFORD’S ANNUAL MEETING OF SHAREHOLDERS

The Board of Directors of The Hartford Financial Services Group, Inc. (the “Company” or “The Hartford”) is soliciting shareholders’ proxies in connection with the 2012 Annual Meeting of Shareholders of the Company, and at any adjournment or postponement thereof (the “Annual Meeting”). The mailing to shareholders of the notice of Internet availability of proxy materials took place on April 5, 2012.

Q:   Why did I receive a one-page notice (the “Notice”) in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:

In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of the Company’s proxy materials to each shareholder of record, the Company may furnish proxy materials by providing access to those documents on the Internet. Shareholders will not receive printed copies of the proxy materials unless they request them. The Notice instructs you as to how to submit your proxy on the Internet. If you would like to receive a paper or email copy of the Company’s proxy materials, you should follow the instructions in the Notice for requesting those materials.

Q:   Who may vote at the Annual Meeting?

A:

Holders of the Company’s common stock (the “Common Stock”) at the close of business on March 19, 2012 (the “Record Date”) may vote at the Annual Meeting. On the Record Date, the Company had 443,697,212.6357 shares of Common Stock outstanding and entitled to be voted at the Annual Meeting. You may cast one vote for each share of Common Stock held by you on all matters presented at the Annual Meeting.

Participants in The Hartford Investment and Savings Plan (“ISP”) and The Hartford Deferred Restricted Stock Unit Plan (“Stock Unit Plan”) may instruct plan trustees as to how to vote their shares using the methods described below. The trustees of the ISP and the Stock Unit Plan will vote shares as to which they have not received direction in accordance with the terms of the ISP and the Stock Unit Plan, respectively.

Participants in the Company’s Employee Stock Purchase Plan (“ESPP”) may vote their shares using the voting methods described below.

Q:   How are shares voted if additional matters are presented at the Annual Meeting?

A:

Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxyholders, Alan J. Kreczko, Executive Vice President and General Counsel, and David C. Robinson, Senior Vice President and Corporate Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting in accordance with Delaware law and the Company’s By-laws.

Q:   What vote is required to approve each proposal?

A:

With respect to Proposal #1, a director will be elected if the number of shares voted “for” that director exceeds the number of votes “against” that director.

With respect to Proposal #2, the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote is required to ratify the appointment of the Company’s independent registered public accounting firm.

With respect to Proposal #3, the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote is required to approve, on an advisory basis, the compensation of named executive officers as disclosed in this proxy statement.

Q:   What is the difference between a “shareholder of record” and a “street name” holder?

A:

These terms describe the manner in which your shares are held. If your shares are registered directly in your name through Computershare, the Company’s transfer agent, you are a “shareholder of record.” If your shares are held in the name of a brokerage firm, bank, trust or other nominee as custodian on your behalf, you are a “street name” holder.

Q:   How do I vote my shares?

A:

Subject to the limitations described below, you may vote by proxy:

1.

through the Internet at www.proxyvote.com;

2.

by telephone at 1-800-690-6903; or

3.

if you request printed copies of proxy materials, you can also vote by completing and signing each proxy card or voting instruction form provided to you and returning it to the address provided on the proxy card or voting instruction form.

When voting on any proposal, you may vote “for” or “against” the item or you may abstain from voting.

Voting Through the Internet or by Telephone. Whether you hold your shares directly as the shareholder of record or beneficially in “street name,” you may direct your vote by proxy without attending the Annual Meeting. You can vote by proxy over the Internet or by telephone by following the instructions provided in the Notice.

Voting by Proxy Card or Voting Instruction Form. Each shareholder, including any employee of the Company who owns Common Stock through the ISP, the Stock Unit Plan or the ESPP, may vote by using the proxy card(s) or voting instruction form(s) provided to him or her. When you return a proxy card or voting instruction form that is properly signed and completed, the shares of Common Stock represented by that card will be voted as specified by you.

THE HARTFORD FINANCIAL SERVICES GROUP, INC. – 2012 Proxy Statement – 11

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Q:   Can I vote my shares in person at the Annual Meeting?

A:

If you are a shareholder of record, you may vote your shares in person at the Annual Meeting. If you hold your shares in street name, you must obtain a legal proxy from your broker, banker, trustee or nominee, giving you the right to vote the shares at the Annual Meeting.

Q:   Can my shares be voted even if I abstain or don’t vote by proxy or attend the Annual Meeting?

A:

If you cast a vote of “abstention” on a proposal, your shares cannot be voted otherwise unless you change your vote (see below). Because they are considered to be present and entitled to vote for purposes of determining voting results, abstentions will have the effect of a vote against Proposal #2 and Proposal #3. Note, however, that abstentions will have no effect on Proposal #1, since only votes “for” or “against” a director nominee will be considered in determining the outcome.

Abstentions are included in the determination of shares present for quorum purposes.

If you don’t vote your shares held in street name, your broker can vote them in its discretion on matters that the New York Stock Exchange (“NYSE”) has ruled discretionary. The ratification of Deloitte & Touche LLP as independent registered public accounting firm is a discretionary item under the NYSE rules. If no contrary direction is given, your shares will be voted on these matters by your broker in its discretion. The NYSE deems the election of directors and matters relating to executive compensation as non-discretionary matters in which brokers may not vote shares held by a beneficial owner without instructions from such beneficial owner. Accordingly, brokers will not be able to vote your shares for the election of directors, or the advisory vote on compensation of the Company’s named executive officers if you fail to provide specific instructions. If you do not provide instructions, a “broker non-vote” results, and the underlying shares will not be considered voting power present at the Annual Meeting. Therefore, these shares will not be counted in the vote on those matters.

If you do not vote shares for which you are the shareholder of record, your shares will not be voted.

Q:   What constitutes a quorum, and why is a quorum required?

A:

A quorum is required for the Company shareholders to conduct business at the Annual Meeting. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares entitled to vote on the Record Date will constitute a quorum, permitting the Company to conduct the business of the meeting. Abstentions and proxies submitted by brokers (even with limited voting power such as for discretionary matters only) will be considered “present” at the Annual Meeting and counted in determining whether there is a quorum present.

Q:   Can I change my vote after I have delivered my proxy?

A:

Yes. If you are a shareholder of record, you may revoke your proxy at any time before it is exercised by:

1.

entering a new vote using the Internet or by telephone;

2.

giving written notice of revocation to the Corporate Secretary of the Company;

3.

submitting a subsequently dated and properly completed proxy card; or

4.

attending the Annual Meeting and revoking your proxy. Your attendance at the Annual Meeting will not by itself revoke your proxy.

If you hold shares in street name, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also change your vote or revoke your proxy in person at the Annual Meeting if you obtain a legal proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

Q:   Where can I find voting results of the Annual Meeting?

A:

We will announce preliminary voting results at the Annual Meeting and publish the results in a Form 8-K filed with the SEC within four business days after the date of the Annual Meeting.

Q:   How can I submit a proposal to the Company for inclusion in the 2013 proxy statement?

A:

Proposals submitted by shareholders for inclusion in the 2013 proxy statement relating to next year’s annual meeting of shareholders (the “2013 Annual Meeting”) must be received by the Company no later than the close of business on December 7, 2012. Any proposal received after that date will not be included in the Company’s proxy materials for 2013. In addition, all proposals for inclusion in the 2013 proxy statement must comply with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934. No proposal may be presented at the 2013 Annual Meeting unless the Company receives notice of the proposal by February 15, 2013. Proposals should be addressed to David C. Robinson, Senior Vice President and Corporate Secretary, The Hartford Financial Services Group, Inc., One Hartford Plaza, Hartford, CT 06155. All proposals must comply with certain requirements set forth in the Company’s By-laws, a copy of which may be obtained from the Corporate Secretary of the Company or which may be viewed at http://www.thehartford.com/higfiles/pdf/HFSGByLaws.pdf.

THE HARTFORD FINANCIAL SERVICES GROUP, INC. – 2012 Proxy Statement – 12

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Q:   How may I obtain other information about the Company?

A:

General information about the Company is available on the Company’s website at www.thehartford.com. You may view the Corporate Governance page of the investor relations section of the Company’s website at http://ir.thehartford.com for the following information, which is also available in print without charge to any shareholder who requests it in writing:

– Copies of this proxy statement, the Form 10-K for the fiscal year ended December 31, 2011 and other filings the Company has made with the SEC; and

– The Company’s corporate governance documents, as adopted by the Company’s Board of Directors, including the Company’s By-laws, the Corporate Governance Guidelines (which incorporate the Company’s director independence standards), committee charters, the Code of Ethics and Business Conduct applicable to all employees of the Company and the Code of Ethics and Business Conduct for Members of the Board of Directors.

Written requests for print copies of any of the above-listed documents should be addressed to David C. Robinson, Senior Vice President and Corporate Secretary, The Hartford Financial Services Group, Inc., One Hartford Plaza, Hartford, CT 06155.

For further information, you may also contact the Company’s Investor Relations Department at the following address: The Hartford Financial Services Group, Inc., One Hartford Plaza, Hartford, CT 06155, or call (860) 547-2537.

THE HARTFORD FINANCIAL SERVICES GROUP, INC. – 2012 Proxy Statement – 13

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CORPORATE GOVERNANCE

The Company’s By-laws, the Corporate Governance Guidelines adopted by the Board of Directors (the “Board”), the charters of the Board’s committees, the Code of Ethics and Business Conduct and the Code of Ethics and Business Conduct for Members of the Board of Directors (collectively, the “Governance Documents”) provide the general governance framework for the Company. The Corporate Governance Guidelines comply with the listing standards of the NYSE and include guidelines for determining director independence and qualifications. The Board and management regularly review best practices in corporate governance and modify the Governance Documents, policies and practices as warranted.

Copies of the Governance Documents can be accessed from the Corporate Governance page of the Company’s investor relations website at http://ir.thehartford.com. These documents will also be provided without charge to any shareholder upon written request to David C. Robinson, Senior Vice President and Corporate Secretary, The Hartford Financial Services Group, Inc., One Hartford Plaza, Hartford, CT 06155.

Director Independence

In February 2012, the Board undertook its annual assessment of whether each of its directors is “independent” under standards set forth in the Company’s Corporate Governance Guidelines, the requirements of the listing standards of the NYSE, and other applicable legal and regulatory rules. As a result of this review, the Board affirmatively determined that, apart from Liam E. McGee, the Company’s President and Chief Executive Officer (“CEO”), the Company’s directors are all independent. In making these determinations, the Board considered, among other things, whether any director had any direct or indirect material relationship with the Company or its management.

Board Leadership Structure

The roles of CEO and Chairman of the Board (“Chairman”) are held by Liam E. McGee. Mr. McGee has held these roles since joining the Company in October 2009. The Board believes that combining these roles provides the optimal leadership structure for the Company. The CEO maintains primary management responsibility for the Company’s day-to-day business operations and, as Chairman, is in the best position to ensure that key business issues and interests of the Company’s stakeholders (shareholders, employees, communities, customers and creditors) are communicated to the Board. In addition, Mr. McGee’s experience and qualifications enable him to fulfill the responsibilities of both roles and effectively lead the Company with a unified vision.

The Board believes that other elements of the Company’s corporate governance structure ensure that independent directors can perform their role as independent fiduciaries in the Board’s oversight of management and the Company’s business, and minimize any potential conflicts that may result from combining the roles of CEO and Chairman. As noted above, all directors other than Mr. McGee are independent. In addition, the Company’s Corporate Governance Guidelines provide that at each regularly scheduled in-person meeting of the Board, the non-management directors shall meet in executive session led by a presiding director (currently Mr. Michael Morris) who is selected annually by such non-management directors. In 2011, the non-management directors met in executive session at each of the six regularly scheduled meetings of the Board.

The presiding director has the following responsibilities:

•

serving as a liaison between the Chairman and the non-management directors;

•

approving information sent to the Board;

•

approving meeting agendas for the Board;

•

approving meeting schedules to help ensure there is sufficient time for discussion of agenda items;

•

calling and presiding over meetings of the independent non-management directors; and

•

if requested by shareholders, being available, when appropriate, for consultation and direct communication.

THE HARTFORD FINANCIAL SERVICES GROUP, INC. – 2012 Proxy Statement – 14

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Board Risk Oversight

The Board as a whole has ultimate responsibility for risk oversight. It exercises its oversight function through its standing committees, each of which has primary risk oversight responsibility with respect to all matters within the scope of its duties as contemplated by its charter. For further description of the scope of each committee’s duties, see pages 16 - 18. The Finance, Investment and Risk Management Committee has responsibility for oversight of all risks that do not fall within the oversight responsibility of any other standing committee. In addition, the Audit Committee discusses with management policies with respect to risk assessment and risk management and oversees enterprise operational risk.

The Company has established the Enterprise Risk and Capital Committee (the “ERCC”), a committee that includes the Company’s CEO, Chief Financial Officer (“CFO”), Chief Investment Officer, Chief Risk Officer (“CRO”), the Presidents of Commercial Markets, Consumer Markets, and Wealth Management and the General Counsel. The ERCC is responsible for managing the Company’s significant risks and overseeing the enterprise risk management program and reports to the Board primarily through the Finance, Investment and Risk Management Committee and also through interactions with the Audit Committee.

Code of Ethics and Business Conduct

The Company has adopted a Code of Ethics and Business Conduct, which is applicable to all employees of the Company, including the principal executive officer, the principal financial officer and the principal accounting officer. In addition, the Company has adopted a Code of Ethics and Business Conduct for Members of the Board of Directors. These codes require that all employees and directors engage in honest and ethical conduct in performing their duties, provide guidelines for the ethical handling of actual or apparent conflicts of interest and provide mechanisms to report unethical conduct.

Copies of each of the codes are available on the Corporate Governance page of the Company’s investor relations website at http://ir.thehartford.com. Printed copies will be provided without charge to any shareholder upon written request to David C. Robinson, Senior Vice President and Corporate Secretary, The Hartford Financial Services Group, Inc., One Hartford Plaza, Hartford, CT 06155.

Certain Relationships and Related Transactions

The Board has adopted a written Policy for the Review, Approval or Ratification of Transactions with Related Persons. Pursuant to this policy, the Company’s directors and Section 16 executive officers must promptly disclose any actual or potential material conflict of interest to the Chairman of the Nominating and Corporate Governance Committee and the Chairman of the Board for evaluation and appropriate resolution. If the transaction involves a Section 16 executive officer or an immediate family member of a Section 16 executive officer, the matter must also be disclosed to the Company’s General Auditor or Director of Compliance for evaluation and appropriate resolution.

Communicating with the Board

Anyone interested in communicating directly with the Board’s non-management directors, or raising a complaint or concern regarding accounting issues or other compliance matters directly with the Audit Committee, may do so on an anonymous and confidential basis by contacting EthicsPoint at the following addresses or toll free numbers:

The Hartford

c/o EthicsPoint

P.O. Box 230369

Portland, Oregon 97281-0369

Toll Free Number (U.S. and Canada): 1-866-737-6812

Toll Free Number (all other countries): 1-866-737-6850

www.ethicspoint.com

All such communications, complaints or concerns will be forwarded to the appropriate persons for proper handling.

THE HARTFORD FINANCIAL SERVICES GROUP, INC. – 2012 Proxy Statement – 15

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BOARD OF DIRECTORS

The Board met nine times during 2011 and each of the Company’s directors attended at least 90% of the aggregate number of meetings of the Board and the Committees on which he or she served. The average attendance of all directors at Board and Committee meetings was 96.2%. The Company encourages its directors to attend the Annual Meeting of Shareholders. All of the Company’s directors attended the Annual Meeting of Shareholders held on May 18, 2011.

Committees of the Board

The Board has five standing committees: the Audit Committee; the Compensation and Management Development Committee; the Finance, Investment and Risk Management Committee; the Legal and Public Affairs Committee; and the Nominating and Corporate Governance Committee. The Board has determined that all of the members of the Audit Committee, the Compensation and Management Development Committee, the Legal and Public Affairs Committee and the Nominating and Corporate Governance Committee are “independent” directors within the meaning of the SEC’s regulations, the listing standards of the NYSE and the Company’s Corporate Governance Guidelines. Each committee conducts a self-evaluation of its performance on an annual basis.

The members of the Board on the date of this proxy statement, and the committees of the Board on which they serve, are identified below.

Director	Audit Committee	Compensation and Management Development Committee	Finance, Investment and Risk Management Committee	Legal and Public Affairs Committee	Nominating and Corporate Governance Committee
Robert B. Allardice, III	**		*	*
Trevor Fetter	*		*		**
Paul G. Kirk, Jr.		**	*	*
Liam E. McGee			*
Kathryn Mikells		*	*	*
Michael G. Morris(1)	*		*		*
Thomas A. Renyi		*	*	**
Charles B. Strauss	*		**		*
H. Patrick Swygert		*	*		*
Number of meetings in 2011	11	8	6	3	4
(1) Mr. Morris serves as the presiding director. For more details, see page 14. * Member. ** Chair.

The charters of each committee can be found on the Corporate Governance page of the Company’s investor relations website at http://ir.thehartford.com and printed copies will be provided without charge to any shareholder upon written request. In addition to the risk oversight responsibilities outlined on page 15, the primary functions of each committee are as follows:

Audit Committee

•

Monitors the integrity of the financial statements of the Company

•

Monitors the independent registered public accounting firm’s qualifications and independence

•

Monitors the performance of the Company’s internal audit function and independent registered public accounting firm

•

Monitors the compliance by the Company with legal and regulatory requirements and the Company’s Code of Ethics and Business Conduct

The Board has determined that all of the members of the Audit Committee are (1) “financially literate” within the meaning of the listing standards of the NYSE, and (2) qualified as “audit committee financial experts” within the meaning of the SEC’s regulations.

THE HARTFORD FINANCIAL SERVICES GROUP, INC. – 2012 Proxy Statement – 16

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Compensation and Management Development Committee

•

Oversees executive compensation and assists the organization in defining an executive total compensation policy

•

Works with management to develop a clear relationship between pay levels and organization performance and returns to shareholders and to align the Company’s compensation structure with its organizational objectives

•

Has the ability to delegate, and has delegated to the Executive Vice President, Human Resources, or her designee, responsibility for the day-to-day operations of the Company’s compensation plans and programs

•

In consultation with a senior risk officer of the Company, meets annually to discuss and evaluate employee incentive compensation arrangements in light of an assessment of any material risk posed to the Company from such arrangements

•

Retains responsibility, in all events, for compensation actions and decisions with respect to certain senior executives, as described in the Compensation Discussion and Analysis beginning on page 27

For further discussion of the Compensation and Management Development Committee’s responsibilities and a discussion of the roles of executive officers and compensation consultants in determining executive compensation, please see Process for Determining Named Executive Officer Compensation on pages 35 - 37.

Finance, Investment and Risk Management Committee

•

Oversees the investment activities, financial management, and risk management of the Company and its subsidiaries

•

Provides a forum for discussion among management and the entire Board on key financial, investment, and risk management matters of the Company

Legal and Public Affairs Committee

•

Reviews and considers major claims and litigation, as well as legal, regulatory, intellectual property and related governmental policy matters affecting the Company and its subsidiaries

•

Reviews and defines the Company’s social responsibilities, including issues of significance to the Company, its shareholders and employees

•

Reviews matters related to the Company’s public image and reputation

Nominating and Corporate Governance Committee

•

Considers potential nominees for Board membership

•

Makes recommendations as to the organization, size and composition of the Board and its committees

•

Considers the qualifications, compensation and retirement of directors

The functions of the Nominating and Corporate Governance Committee are described in greater detail below.

THE HARTFORD FINANCIAL SERVICES GROUP, INC. – 2012 Proxy Statement – 17

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Selection of Nominees for Election to the Board

Criteria for Nomination to the Board of Directors and Diversity

The Nominating and Corporate Governance Committee (the “Nominating Committee”) considers potential nominees for Board membership suggested by its members and other Board members, as well as by members of management and shareholders. In addition, the Company, at the request of the Nominating Committee, has retained an outside search firm to identify prospective Board nominees.

The Nominating Committee evaluates prospective nominees against the standards and qualifications set forth in the Company’s Corporate Governance Guidelines as well as other relevant factors as it deems appropriate, including:

•

the relevance of the prospective nominee’s experience to the business and objectives of the Company;

•

the current composition of the Board;

•

the prospective nominee’s independence from conflicts of interest and from actual or potential economic relationships with the Company;

•

the Board’s need for financial and accounting expertise;

•

the prospective nominee’s personal and professional ethics, integrity and values; and

•

the prospective nominee’s availability to attend regularly scheduled Board meetings and to devote appropriate amounts of time to preparation for such meetings.

In addition, the Nominating Committee considers the prospective nominee’s potential contribution to the diversity of the Board. The Nominating Committee considers diversity in the context of the Board as a whole and takes into account considerations relating to race, gender and the range of perspectives that the directors bring to their work. As part of its consideration of director succession, the Board and the Committee monitor whether the directors as a group meet the Company’s criteria for the composition of the Board, including diversity considerations.

The Nominating Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Nominating Committee.

Shareholder Proposed Nominees

The Nominating Committee will consider director candidates recommended by shareholders in accordance with the procedures set forth in the Company’s By-laws. To recommend a prospective nominee for the Board at the Company’s 2013 Annual Meeting, shareholders must deliver or mail their nomination submission and such submission must be received by the Company’s Corporate Secretary not later than 90 days in advance of the anniversary date of the immediately preceding annual meeting. Each shareholder nomination submission must include the following information:

•

the nominating shareholder’s name and address and the number of shares held;

•

the name and address of the proposed nominee;

•

a representation that the nominating shareholder is a holder of record of stock of the Company entitled to vote at the next annual meeting of shareholders;

•

a representation that the nominating shareholder intends to appear in person or by proxy at the next annual meeting of shareholders to nominate the nominee;

•

a description of any arrangements or understandings between the nominating shareholder and the nominee and any other person involved in the nomination process and with respect to the shares of the nominating shareholder or the nominee;

•

such other information regarding the nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC in a contested election;

•

the consent of the nominee to serve as a director of the Company if so elected; and

•

a representation as to whether the nominating shareholder intends to solicit proxies in support of the nominee.

If any materials are provided by a shareholder in connection with the nomination of a director candidate, the materials will be forwarded to the Nominating Committee.

THE HARTFORD FINANCIAL SERVICES GROUP, INC. – 2012 Proxy Statement – 18

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DIRECTOR COMPENSATION

The Company uses a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the Board, as described below. Members of the Board who are employees of the Company or its subsidiaries are not compensated for service on the Board or any of its Committees.

Annual Cash Fees

Compensation for directors for the period beginning on May 18, 2011, the date of the 2011 annual meeting of shareholders, and ending on May 16, 2012, the date of the 2012 annual meeting of shareholders, includes: an annual retainer of $65,000; a $2,500 fee for each meeting of the Board attended; and a $2,000 fee for each Committee meeting attended (with the exception of the Finance, Investment and Risk Management Committee meetings where no fees are paid). Chairpersons of the Audit Committee, the Finance, Investment and Risk Management Committee and the Compensation and Management Development Committees receive an additional annual fee of $25,000; the other Committee chairpersons receive an additional annual fee of $10,000. The presiding director of the Board receives an additional annual fee of $25,000. Directors who join the Board during the Board service year receive a pro rata portion of the annual cash retainer.

Directors may elect to defer all or a portion of their compensation otherwise payable in cash – including the annual cash retainer, any committee chair cash retainer, and Board and committee meeting fees earned in conjunction with service on the Board – through (i) participation in The Hartford Deferred Compensation Plan (the “Deferred Compensation Plan”) and/or (ii) an investment in restricted stock units of The Hartford through participation in The Hartford 2010 Incentive Stock Plan. Under the Deferred Compensation Plan, deferred amounts may be allocated among a selection of notional investment options available under the plan and are credited with hypothetical earnings generated by such funds to the same extent as if the director had actually invested in those funds. Effective with the May 18, 2011 annual meeting of shareholders, directors may elect to receive all or a portion of their annual cash retainer of $65,000 in fully vested shares of the Company’s Common Stock.

Annual Restricted Stock Award

In 2011, directors received an annual equity grant of $150,000, payable solely in restricted stock pursuant to The Hartford 2010 Incentive Stock Plan. The grants of restricted stock were made on August 5, 2011, the first day of the scheduled trading window period following the filing of the Company’s Form 10-Q for the quarter ended June 30, 2011. The number of shares of each award of restricted stock was determined by dividing $150,000 by the closing price of the Common Stock as reported on the NYSE as of the date of the award. Directors who join the Board during the Board service year receive a pro rata portion of the annual restricted stock award.

Directors receiving restricted stock may not sell, assign or otherwise dispose of such restricted stock until the restriction period ends. For awards granted in 2011, the restriction period lapses on the earlier of (i) May 16, 2012, the last day of the 2011 - 2012 board service year or (ii) the first anniversary of the grant date. To the extent any of the following events occur prior to the date upon which restrictions lapse, the restriction period shall end with respect to all of the restricted stock currently held by a director: (i) the director’s retirement at age 75, (ii) a “change of control” (as defined in the plan) of the Company, (iii) the director’s death, or (iv) the director’s disability (as defined in the plan). In the event the director’s Board service otherwise terminates prior to the lapse of the restriction period, the restricted stock will be forfeited if the Compensation and Management Development Committee, in its sole discretion, so determines.

Other

The Company provides each director with $100,000 of group life insurance coverage and $750,000 of accidental death and dismemberment and permanent total disability coverage while he or she serves on the Board. Directors may purchase additional accidental death and dismemberment and permanent total disability coverage under The Hartford voluntary accidental death and dismemberment plan for directors and their dependents.

Directors are reimbursed by the Company for travel and related expenses they incur in connection with their serving on the Board and its Committees.

THE HARTFORD FINANCIAL SERVICES GROUP, INC. – 2012 Proxy Statement – 19

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Stock Ownership Guidelines and Restrictions on Trading

The Board has established stock ownership guidelines for each director to obtain, by the third anniversary of the director’s appointment to the Board, an ownership position in the Company’s Common Stock equal to five times his or her annual cash retainer. All directors with at least three years of board service met the stock ownership guidelines as of December 31, 2011. The Company’s policy on insider trading permits directors to engage in transactions involving the Company’s equity securities only (1) during “trading windows” of limited duration following the Company’s filing with the SEC of its periodic reports on Forms 10-K and 10-Q and (2) following a determination by the Company that the director is not in possession of material nonpublic information. In addition, the Company has the ability under its insider trading policy to suspend trading by directors in its equity securities.

Director Summary Compensation Table

The following table sets forth the compensation paid by the Company to directors for the fiscal year ending December 31, 2011.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($)	All Other Compensation ($)	Total ($)
Robert Allardice	140,500	150,000	-	1,965	292,465
Trevor Fetter	125,000	150,000	-	717	275,717
Paul G. Kirk, Jr.	132,000	150,000	-	2,913	284,913
Kathryn Mikells (2)	109,500	150,000	-	621	260,121
Michael G. Morris	136,000	150,000	-	1,965	287,965
Thomas Renyi	119,500	150,000	-	1,965	271,465
Charles B. Strauss	138,000	150,000	-	1,965	289,965
H. Patrick Swygert	111,500	150,000	-	1,965	263,465

(1) The amounts shown in this column reflect the aggregate grant date fair value of restricted stock awards pursuant to The Hartford 2010 Incentive Stock Plan granted during the fiscal year ended December 31, 2011. All grants were made on August 5, 2011, the first day of the scheduled trading window period following the filing of the Company’s Form 10-Q for the quarter ended June 30, 2011. The number of shares of each award of restricted stock was determined by dividing the grant date fair value by the closing price of the Company’s Common Stock as reported on the NYSE as of the date of the award. The closing stock price on August 5, 2011 was $20.57.

(2) Ms. Mikells elected to receive fully vested shares of the Company’s Common Stock in lieu of her $65,000 annual cash retainer.

THE HARTFORD FINANCIAL SERVICES GROUP, INC. – 2012 Proxy Statement – 20

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Director Compensation Table—Outstanding Equity

The following table shows outstanding stock option awards and the number and value of any unvested or unearned equity awards outstanding as of December 31, 2011 for the Company’s directors. All outstanding stock options are fully exercisable. The value of any unvested equity awards outstanding as of December 31, 2011 is calculated using a market value of $16.25, the NYSE closing price per share of the Company’s Common Stock on December 30, 2011. The numbers have been rounded to the nearest whole dollar, share or unit.

Name	Option Awards (1)				Stock Awards
	Option Grant Date	Number of Securities Underlying Unexercised Options(#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Stock Grant Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($)
R. Allardice					8/5/2011	7,293	118,511
T. Fetter					8/5/2011	7,293	118,511
P. Kirk	2/21/2002	2,448	65.85	2/23/2012	8/5/2011	7,293	118,511
	2/20/2003	5,080	37.37	2/22/2013
	2/18/2004	2,731	65.99	2/20/2014
K. Mikells					8/5/2011	7,293	118,511
M. Morris	12/16/2004	1,145	67.19	12/18/2014	8/5/2011	7,293	118,511
T. Renyi					8/5/2011	7,293	118,511
C. Strauss	2/21/2002	2,448	65.85	2/23/2012	8/5/2011	7,293	118,511
	2/20/2003	5,080	37.37	2/22/2013
	2/18/2004	2,731	65.99	2/20/2014
H. Swygert	2/21/2002	1,224	65.85	2/23/2012	8/5/2011	7,293	118,511
	2/20/2003	2,540	37.37	2/22/2013
	2/18/2004	2,731	65.99	2/20/2014

(1) Stock options granted to directors expire ten years and two days from the grant date. No options have been granted for service as a director since 2004.

(2) The amounts shown in this column represent outstanding, unvested awards of restricted stock to the Company’s directors. Awards granted in 2011 vest on the earlier of (i) the last day of the respective board service year or (ii) the first anniversary of the award grant date. The 2010 award vested in 2011 and therefore is not included in this column. Dividends are payable on outstanding restricted stock awards in the same amount and to the same extent as dividends paid to holders of the Company’s Common Stock.

THE HARTFORD FINANCIAL SERVICES GROUP, INC. – 2012 Proxy Statement – 21

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NOMINEES FOR DIRECTORSHIPS

Nine individuals will be nominated for election as directors at the Annual Meeting. The terms of office for each elected Director will run until the next annual meeting of shareholders of the Company and until his or her successor is elected and qualified, or until his or her earlier death, retirement, resignation or removal from office. There are currently nine directors serving on the Board.

In accordance with the Company’s Corporate Governance Guidelines, each director has submitted a contingent, irrevocable resignation that the Board may accept if the director fails to receive more votes “for” than “against” in an uncontested election. In that situation, the Nominating Committee (or another committee of the Board comprised solely of at least three non-management directors) would make a recommendation to the Board about whether to accept or reject the resignation. The Board, not including the subject director, will act on this recommendation within 90 days from the date of the Annual Meeting and the Company will disclose its decision publicly promptly thereafter.

If for any reason a nominee should become unable to serve as a director, either the shares of Common Stock represented by valid proxies will be voted for the election of another individual nominated by the Board, or the Board will reduce the number of directors in order to eliminate the vacancy.

The Nominating Committee believes that each director nominee has an established record of accomplishment in areas relevant to the Company’s business and objectives and possesses the characteristics identified in the Company’s Corporate Governance Guidelines as essential to a well-functioning and deliberative governing body, including integrity, independence, commitment, availability and contribution to the diversity of the Board. Other experience, qualifications and skills the Nominating Committee looks for include the following:

Experience / Qualification	Relevance to the Company
Leadership	Experience in significant leadership positions provides the Company with special insights, and demonstrates key management disciplines that are relevant to the oversight of the Company’s business.
Corporate Governance and Risk Management

An understanding of organizations and governance supports management accountability, transparency and protection of shareholder interests. Risk management experience is critical in overseeing the risks facing the Company.

Finance and Accounting	Finance and accounting experience is important in understanding and reviewing the Company’s business operations, strategy and financial results.
Business Operations and Strategic Planning

An understanding of business operations and processes and experience making strategic decisions are critical to the oversight of the Company’s business, including the assessment of its operating plan and business strategy.

Regulatory and Legal	An understanding of laws and regulations is important because the Company operates in a highly regulated industry and is directly affected by governmental actions.
Talent Development	The Company places great importance on attracting and retaining superior talent, and motivating employees to achieve desired Company and individual performance objectives.

All of the Company’s directors hold, or have held, senior leadership positions in large, complex organizations, educational institutions and/or charitable and not-for-profit organizations. In these positions, they have demonstrated their leadership, intellectual and analytical skills and gained deep experience in core disciplines significant to their oversight responsibilities on the Company’s Board. Their roles in these organizations also permit them to offer senior management a diverse range of perspectives about the issues facing a complex financial services company like the Company. Below we identify and describe key experience, qualifications and skills the Company’s directors bring to the Board.

THE HARTFORD FINANCIAL SERVICES GROUP, INC. – 2012 Proxy Statement – 22

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Robert B. Allardice, III

Age: 65

Director since: 2008

Committees: Audit Committee (Chair); Finance, Investment and Risk Management Committee; Legal and Public Affairs Committee

Mr. Allardice is a retired regional chief executive officer of Deutsche Bank Americas Holding Corporation, North and South America. He began his financial services career at Morgan Stanley & Co., Inc., where he spent nearly 20 years in positions of increasing responsibility. He founded the company’s Merger Arbitrage Department and later became chief operating officer of the Equity Department. He was also a founding member of Morgan Stanley’s Finance Committee. Following Morgan Stanley, he was a consultant to Smith Barney, and later joined Deutsche Bank Americas Holding Corporation, where he held the positions of regional chief executive officer, North and South America, and of advisory director, among other posts.

Mr. Allardice has over thirty-five years of experience in the financial services industry, including at the senior executive officer level. As a senior leader at multiple complex financial institutions, Mr. Allardice demonstrated skills in key management disciplines that are relevant to the oversight of the Company’s business, including strategic planning, risk management, talent development, finance and financial reporting. Mr. Allardice’s experience interfacing with regulators and establishing governance frameworks acquired through his years of service in the industry is relevant to the oversight of the Company’s highly regulated businesses. Further, his experience leading capital markets-based businesses is relevant to the oversight of the Company’s HIMCO and corporate finance activities.

Trevor Fetter

Age: 52

Director since: 2007

Committees: Audit Committee; Finance, Investment and Risk Management Committee; Nominating and Corporate Governance Committee (Chair)

Other Directorships: Tenet Healthcare Corporation

Mr. Fetter was named President of Tenet Healthcare Corporation effective November 2002 and was appointed its Chief Executive Officer in September 2003. From March 2000 to November 2002, Mr. Fetter served as Chairman and Chief Executive Officer of Broadlane, Inc., a provider of technology solutions for the healthcare industry. From 1995 to 2000, Mr. Fetter served as the Chief Financial Officer of Tenet Healthcare Corporation.

As the chief executive officer of a publicly-traded healthcare company, Mr. Fetter has demonstrated his ability to lead the management and operations of a complex, highly regulated organization. Mr. Fetter’s leadership experience has equipped him with skills in key management disciplines that are relevant to the oversight of the Company’s business, including strategic planning, operational and risk management, regulatory affairs, talent development and corporate governance. As a chief financial officer of a publicly-traded company, Mr. Fetter also gained experience in corporate finance, financial reporting and the capital markets, all of which are relevant to the oversight of the Company’s operations and corporate finance activities.

Paul G. Kirk, Jr.

Age: 74

Director since: 2010*

Committees: Compensation and Management Development Committee (Chair); Finance, Investment and Risk Management Committee; Legal and Public Affairs Committee

Other Directorships: Cedar Realty Trust; Advisory Board of Bloomberg Government

Mr. Kirk served as a United States Senator from September 2009 until February 2010, filling the vacancy created by the death of Senator Edward M. Kennedy. Mr. Kirk currently serves as Chairman and President and a director of Kirk & Associates, Inc., a business advisory and consulting firm. Mr. Kirk served as Treasurer of the Democratic Party of the United States from 1983 to 1985 and as Chairman from 1985 until his resignation from that position in 1989. He retired from the law firm of Sullivan & Worcester in 2000, having become a partner of the firm in 1977, and Of Counsel to the firm in 1990.

Mr. Kirk has broad-based experience as a senior business leader, legal advisor and public servant. His experiences have provided him with skills that are relevant to the Company’s operations, including strategic planning, legal and regulatory analysis, talent development, corporate governance and risk management. Further, he has served on the Board of Directors of several publicly-traded companies where he has acquired experience in overseeing complex operations.

* Mr. Kirk also served as a director from 1995 until 2009, when he left to serve in the U.S. Senate.

Liam E. McGee

Age: 57

Director since: 2009

Committees: Finance, Investment and Risk Management Committee

Mr. McGee is the Chairman and Chief Executive Officer of the Company, positions he has held since October 1, 2009. On December 17, 2009, he was also appointed President of the Company. Prior to joining the Company, Mr. McGee worked for Bank of America Corporation, which he joined in 1990. At Bank of America Corporation, Mr. McGee most recently served as President, Bank of America Consumer and Small Business Bank, a position he held from August 2004 until his departure in September 2009. In that role, he operated the nation’s largest retail bank, serving more than 50 million consumer households and small businesses through a distribution network that included over 6,100 branches and the nation’s largest online and mobile bank. From August 2001 to August 2004, he served as President, Global Consumer Banking; from August 2000 to August 2001, he served as President, Bank of America California; and from August 1998 to August 2000, he served as President, Southern California Region.

As the chief executive officer of the Company, Mr. McGee has launched a customer-focused strategy designed to achieve sustainable, profitable growth and drive shareholder value. Mr. McGee provides unique insights into the Company’s businesses, relationships, competitive and financial positioning, senior leadership and strategic opportunities and challenges. Mr. McGee’s experiences as a senior leader in the financial services industry provide him with skills in key management disciplines that are relevant to the oversight of the Company’s business, including strategic planning, operational and risk management, finance and talent development. In addition, his experience serving consumers and small businesses and managing large-scale distribution networks are of particular relevance to the Company’s operations.

THE HARTFORD FINANCIAL SERVICES GROUP, INC. – 2012 Proxy Statement – 23

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Kathryn A. Mikells

Age: 46

Director since: 2010

Committees: Compensation and Management Development Committee; Finance, Investment and Risk Management Committee; Legal and Public Affairs Committee

Ms. Mikells served as Executive Vice President and Chief Financial Officer of Nalco, the world’s largest sustainability services company focused on industrial water, energy and air applications; water treatment; and process improvement, from October, 2010 until December 2011. From 1994 to October 2010, Ms. Mikells served in roles of increasing responsibility for UAL Corporation, the parent company of United Airlines, including Vice President of Investor Relations for United, Vice President of Financial Planning and Analysis, Vice President and Treasurer, Vice President of Corporate Real Estate, Director of Corporate Planning and Chief Financial Officer of Mileage Plus. Most recently, Ms. Mikells served as UAL Corporation’s Executive Vice President and Chief Financial Officer, positions she was appointed to in July 2009 and August 2008, respectively.

Ms. Mikells has demonstrated the ability to lead the financial management of multi-national, complex organizations. Her extensive experience as a senior leader in corporate finance has provided her with skills in key management disciplines that are relevant to the oversight of the Company’s business, including strategic planning, financial reporting, capital markets, investor relations regulatory affairs, talent development and risk management.

Michael G. Morris

Age: 64

Director since: 2004

Committees: Audit Committee; Finance, Investment and Risk Management Committee; Nominating and Corporate Governance Committee

Other Directorships: American Electric Power Company, Inc.; Alcoa, Inc.; Nuclear Electric Insurance Ltd.; Cincinnati Bell (2003 – 2008)

Mr. Morris is Chairman of American Electric Power Company, Inc. (“AEP”), a position he has held since February 2004. From 2004 to 2011, Mr. Morris served as President and Chief Executive Officer of AEP. He previously was Chairman, President and Chief Executive Officer of Northeast Utilities from August 1997 to December 2003.

Mr. Morris has extensive operational and management experience acquired through his service as the chief executive officer of multiple publicly-traded companies in the highly regulated energy industry. As a senior leader responsible for the management of complex business operations, Mr. Morris has experience in areas that are relevant to the oversight of the Company’s business, including strategic planning, risk management, regulatory affairs, talent development and corporate governance. Further, he has served on the Board of Directors of several publicly-traded companies where he has acquired experience in overseeing complex operations.

Thomas A. Renyi

Age: 66

Director since: 2010

Committees: Compensation and Management Development Committee; Finance, Investment and Risk Management Committee; Legal and Public Affairs Committee (Chair)

Other Directorships: Public Service Energy Group; former member of the Board of Directors of RiskMetrics Group, Inc.

Mr. Renyi served as Executive Chairman of The Bank of New York Mellon Corporation from July 2007 until he retired in August 2008. Prior to that he served as Chairman of the Board and Chief Executive Officer of The Bank of New York Company, Inc. and The Bank of New York, from February 1998 to July 2007. His career at The Bank of New York Mellon and its predecessor company spanned almost four decades and included key leadership roles in securities servicing, credit policy, capital markets, and domestic and international banking. He also headed the transition team responsible for integrating Irving Trust Company into Bank of New York.

Mr. Renyi has nearly forty years of experience in the financial services industry, including nearly ten years of experience at the chairman and chief executive officer level. Mr. Renyi has acquired skills in areas that are relevant to the oversight of the Company’s operations through his years of service as a senior leader, including strategic planning, capital markets, operational and risk management, corporate governance and talent development. Through his service on the Board of Directors of several publicly-traded companies, he has acquired experience in overseeing complex operations.

Charles B. Strauss

Age: 69

Director since: 2001

Committees: Audit Committee; Finance, Investment and Risk Management Committee (Chair); Nominating and Corporate Governance Committee

Other Directorships: Aegis Group plc; Unilever plc (2000 – 2004); Unilever N.V. (2000 – 2004); The Hershey Company (2007 – 2009)

Mr. Strauss served as President and Chief Executive Officer of Unilever United States, Inc., a primary business group of Unilever, the international food and home and personal care organization, from May 2000 until his retirement in December 2004. While at Unilever, he also held the positions of Group President, Unilever Home and Personal Care—North America since September 1999 and Chairman of the North America Committee, which coordinates Unilever’s North American activities.

Mr. Strauss has extensive experience guiding large, complex organizations acquired through nearly two decades of service as an executive in the consumer products industry, including at the chief executive officer level. As the leader of a large, publicly-traded company with global operations, Mr. Strauss demonstrated skills in areas that are relevant to the oversight of the Company, including strategic planning, complex distribution channels, risk management, talent development and corporate governance. Mr. Strauss also has experience in corporate finance and financial reporting. Further, he has served on the Board of Directors of several publicly-traded companies where he has acquired experience in overseeing complex operations.

THE HARTFORD FINANCIAL SERVICES GROUP, INC. – 2012 Proxy Statement – 24

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H. Patrick Swygert

Age: 69

Director since: 1996

Committees: Compensation and Management Development Committee; Finance, Investment and Risk Management Committee; Nominating and Corporate Governance Committee

Other Directorships: United Technologies Corporation; Advisory Council for the Smithsonian Institution’s National Museum of African American History and Culture; Fannie Mae (2000 – September, 2008)

Mr. Swygert is President Emeritus and professor of law at Howard University. He previously served as President of Howard University, Washington, D.C., a position he held from August 1995 until his retirement as President in June 2008. He was President of the University at Albany, State University of New York, from 1990 to 1995.

Mr. Swygert brings significant and valuable leadership experience to the Board demonstrated in nearly two decades of service as the president of two major universities. Mr. Swygert led the academic and financial revitalization of both Howard University and the University of Albany, gaining experience in strategic planning, risk management and governance. Mr. Swygert’s leadership roles at educational, governmental and cultural organizations provide him with a unique perspective on civic and cultural issues. Further, he has served on the Board of Directors of several publicly-traded companies where he has acquired experience in overseeing complex operations.

ITEM 1    ELECTION OF DIRECTORS

The Committee believes that the Company’s directors possess qualifications, skills and experience that are consistent with the standards for the selection of nominees for election to the Board set forth in the Company’s Corporate Governance Guidelines described on page 18 and that they have demonstrated the ability to effectively oversee the Company’s corporate, investment and line of business operations. Biographical information for the Company’s directors is set forth above, including the principal occupation and other public company directorships (if any) held by each director in the past five years and a description of the specific experience and expertise that qualifies each director to serve as a director of the Company.

The Board of Directors recommends that Shareholders vote “for” all nominees for election as Directors.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. Deloitte & Touche LLP (“D&T”), the Company’s independent registered public accounting firm for 2011, is responsible for expressing an opinion that 1) the Company’s consolidated financial statements present fairly, in all material respects, the financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the United States of America and 2) the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2011.

In this context, the Audit Committee has:

(1)

reviewed and discussed the audited financial statements for the year ended December 31, 2011 with management of the Company;

(2)

discussed with D&T the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T; and

(3)

received the written disclosures and the letter from D&T required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with D&T the independent accountant’s independence.

Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board that the audited financial statements should be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the SEC.

Report Submitted: February 23, 2012

Members of the Audit Committee:

Robert B. Allardice, III, Chairman

Trevor Fetter

Michael G. Morris

Charles B. Strauss

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Fees of the Independent Registered Public Accounting Firm

The following table presents fees for professional services rendered by D&T, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) for the audit of the Company’s annual financial statements, audit-related services, tax services and all other services for the years ended December 31, 2011 and 2010.

	Year Ended December 31, 2011	Year Ended December 31, 2010
(1) Audit fees	$17,081,777	$16,598,630
(2) Audit-related fees(a)	1,192,201	1,313,545
(3) Tax fees(b)	170,154	208,612
(4) All other fees (c)	360,000	382,311
TOTAL	$18,804,132	$18,503,098

(a) Fees for the years ended December 31, 2011 and 2010 principally consisted of internal control reviews, due diligence & related services, agreed-upon procedures reports, and employee benefit plan audits.

(b) Fees for the years ended December 31, 2011 and 2010 principally consisted of international tax compliance services and tax examination assistance.

(c) Fees for the year ended December 31, 2011 principally consisted of an enterprise risk management project and an investment related controls project. Fees for the year ended December 31, 2010 consisted of an enterprise risk management project and a benchmarking study.

The Audit Committee concluded that the provision of the non-audit services provided to the Company by the Deloitte Entities during 2011 and 2010 was compatible with maintaining the Deloitte Entities’ independence.

The Audit Committee has established policies requiring pre-approval of audit and non-audit services provided by the independent registered public accounting firm. The policies require that the Committee pre-approve specifically described audit and audit-related services, annually. For the annual pre-approval, the Committee approves categories of audit services and audit-related services, and related fee budgets. For all pre-approvals, the Audit Committee considers whether such services are consistent with the rules of the SEC and the PCAOB on auditor independence. The independent registered public accounting firm and management report to the Audit Committee on a timely basis regarding the services rendered by and actual fees paid to the independent registered public accounting firm to ensure that such services are within the limits approved by the Committee. The Audit Committee’s policies require specific pre-approval of all tax services, internal control-related services and all other permitted services on an individual project basis. As provided by the Committee’s policies, the Committee has delegated to its Chairman the authority to address any requests for pre-approval of services between Committee meetings, up to a maximum of $100,000 for non-tax services and up to a maximum of $5,000 for tax services. The Chairman must report any pre-approvals to the full Committee at its next scheduled meeting.

ITEM 2    RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consistent with SEC policies and in accordance with its Board-approved charter, the Audit Committee has appointed Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2012. Prior to this appointment, the Audit Committee carefully considered the prior performance and quality controls of Deloitte & Touche LLP and concluded it was capable of providing high quality, independent auditing services to the Company.

Although shareholder ratification of the appointment of Deloitte & Touche LLP is not required, the Board requests ratification of this appointment by the shareholders. If shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP.

Representatives of Deloitte & Touche LLP will attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

The Board of directors recommends that Shareholders vote “for” the ratification of the appointment of Deloitte & Touche llp as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2012.

THE HARTFORD FINANCIAL SERVICES GROUP, INC. – 2012 Proxy Statement – 26

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COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

This section explains the Company’s compensation philosophy, summarizes its compensation programs and reviews compensation decisions for the six executives identified as Named Executive Officers in the Summary Compensation Table on page 42 (the “NEOs”). The NEOs include the CEO and five of his current and former direct reports. The CD&A also refers to programs that apply to the CEO and all of his executive direct reports (collectively, the “Senior Executives”).

Executive Summary

The financial crisis of 2008 and 2009 placed significant stress on the financial condition and operating results of the Company. Since the financial crisis, the Company has taken a number of actions to stabilize and position itself for future growth. Management viewed these actions as vitally important to the Company’s success and the creation of long-term shareholder value notwithstanding that these initiatives might not improve total shareholder returns in the short term. These actions include the following:

•

Implementing process improvements and enterprise simplification and efficiency initiatives to reduce annual run rate operating expenses, resulting in $150 million in savings for 2011.

•

Building a robust enterprise risk management operation, including the development of a comprehensive hedging strategy to manage risks in the global variable annuity business.

•

Significantly de-risking the Company’s investment portfolio and developing a model portfolio that appropriately balances risk and return.

–

Net pre-tax unrealized loss position of $5 billion at year-end 2009 improved to a net pre-tax unrealized gain of $2.6 billion at year-end 2011 due in significant part to management actions to reposition the portfolio, as well as improving capital markets.

•

Rationalizing and repositioning the Company’s technology investment to create efficiencies and better support the Company’s operating model.

•

Divesting non-core businesses to focus on profitable growth of core businesses.

–

Sold Federal Trust Bank and Specialty Risk Services and announced sale of Hartford Life Private Placement.

As a result of management’s efforts, the Company is in a significantly stronger position than it was coming out of the financial crisis, and in 2011, demonstrated its commitment to prudently returning value to shareholders by doubling its dividend and initiating a $500 million equity repurchase program. The Company remains focused on maximizing shareholder value.

Despite the accomplishments listed above, the Company, like many of its competitors, continued to face a challenging business environment in 2011 as a result of a slow economic recovery, ongoing volatility in financial markets, historically low interest rates and significant catastrophe losses. These external headwinds contributed to earnings that did not meet operating plan objectives. In making its compensation decisions and recommendations for the 2011 performance year, the Compensation and Management Development Committee (the “Committee”) primarily considered the Company’s financial results against its operating plan, balanced against the important milestones achieved towards the goal of strengthening the Company.

2011 Compensation Decisions

As the Company has evolved, so too have its compensation programs. Based on the Company’s performance in 2011, the Committee (and, in the case of the CEO, the independent directors) made the following key compensation decisions for 2011:

•

Funded 2011 annual incentive pool at 57% of target: Evaluation of the Company’s performance against specified quantitative and qualitative objectives resulted in below-target annual incentive awards.

•

CEO compensation down 25% from 2010: Mr. McGee requested that no year-end bonus be paid to him for 2011. The independent directors determined that Mr. McGee would have otherwise received an incentive award, but they honored Mr. McGee’s request and awarded no cash bonus for 2011.

•

Continued migration from permissible compensation under the Troubled Asset Relief Program (“TARP”) back to a more performance-based design: Restored stock options in order to return to a more performance-based long term incentive compensation (“LTI”) design, with an expectation to return to performance shares in 2012. Stock options were only granted to approximately 25 individuals, including the Senior Executives, and have minimal dilutive impact. Stock options granted in 2011 represented 0.2% of shares outstanding.

Following the Company’s emergence from TARP, the Committee determined to transition to a more performance-based compensation program. Because performance-based bonuses and long-term awards were generally prohibited under TARP, the Company was limited in how it could pay its executives. The Committee viewed 2011, the Company’s first full year following repayment of TARP funds, as a transition year from a compensation regime grounded in risk mitigation, to one more focused on incentivizing performance by increasing the percentage of an executive’s variable compensation. The Committee acknowledged, however, that the economy was still recovering and as the Company continued to transform, efforts towards stabilizing its financial condition and operations and retaining key talent were critically important.

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Accordingly, the Company’s 2011 LTI grants featured the reintroduction of stock options to more closely align compensation with shareholder returns, but also included RSUs for retention and stability purposes.

For 2012, the Committee is increasing the percentage of Senior Executive pay at risk by re-introducing the use of performance shares, which will constitute 50% of the value of a Senior Executive’s LTI award, and eliminating RSUs.

Say on Pay Results and Shareholder Engagement

At last year’s Annual Meeting, shareholders voted 83% in favor of the Company’s Say on Pay proposal on executive compensation. In an effort to better understand shareholder views regarding the Company’s executive compensation practices, management launched a broad shareholder outreach program during which senior management engaged in discussions with most of the Company’s 25 largest shareholders, representing nearly 40% of the Company’s outstanding voting shares. Senior management committed to maintaining a regular governance and compensation outreach program with its largest shareholders designed to:

•

solicit their feedback on executive compensation and governance related issues;

•

outline the evolution of the Company’s compensation program; and

•

report their views directly to the Board.

The feedback received in 2011 included, among other items, the following:

•

Many shareholders i) indicated they supported the actions taken to stabilize and strengthen the Company, and ii) recognized the correlation between the Company’s recent financial history and the Committee’s compensation programs.

•

Shareholders emphasized the importance of transparency into the Committee’s decision-making process and provided suggestions to improve the readability of the Company’s disclosure.

•

While shareholders generally expressed support for the more recent structure of LTI in light of the financial history outlined above, most shareholders favored the continued evolution back to a structure more closely aligned with the Company’s financial performance.

The Company carefully considered shareholder feedback on the importance of transparent and readable disclosure and incorporated that feedback in drafting this Proxy. In addition, discussions with shareholders affirmed the Committee’s plan to reintroduce performance shares into the LTI program for 2012. A brief discussion of the Company’s 2012 long-term incentive compensation program is set forth on page 32.

Overview of Compensation Program

Objectives

The Company’s executive compensation program is designed to promote long-term shareholder value creation and support its long-term strategy by: (1) profitably growing core businesses and prudently managing risk, while retaining key talent; (2) stabilizing the Company and its leadership; and (3) appropriately aligning pay with short and long-term performance.

Best Practices

The Committee regularly reviews best practices in governance and executive compensation and in recent years has revised the Company’s policies and practices to:

•

Expand its incentive compensation recoupment, or “clawback,” policy;

•

Reduce the amount of benefits payable in the event of a change of control;

•

Eliminate excise tax gross-up provisions upon a change of control;

•

Discontinue the practice of entering into individual employment agreements;

•

Limit the Committee’s compensation consultant to only performing services for the Committee;

•

Provide for an annual risk review of the Company’s compensation plans, policies and practices; and

•

Prohibit all employees and directors from hedging unvested portions of equity or equity-linked awards and prohibit certain employees, including the Senior Executives, from hedging portions of equity or equity-linked awards held to meet applicable ownership guidelines.

In addition, the Company’s 2010 Incentive Stock Plan does not allow the following:

•

Granting of stock options with an exercise price less than the fair market value of the Company’s Common Stock on the date of grant;

•

Re-pricing (reduction in exercise price) of stock options;

•

Inclusion of reload provisions in any stock option grant; and

•

Payment of dividends on unvested performance shares.

THE HARTFORD FINANCIAL SERVICES GROUP, INC. – 2012 Proxy Statement – 28

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Pay Mix

NEO compensation is weighted towards variable compensation (annual and long-term incentives), where actual amounts earned may differ from targeted amounts based on Company and individual performance. Each NEO has a target total compensation opportunity that is assessed annually by the Committee (and by the independent directors, in the case of the CEO) to ensure alignment with the Company’s compensation objectives and market norms.

As the following charts show, 88% of CEO target annual compensation and almost 80% of other NEO target annual compensation are variable with performance, including stock price performance.

Components of Compensation Program

The target total compensation opportunity is comprised of both fixed (base salary) and variable (annual and long-term incentives) compensation. In addition, each NEO is eligible for benefits applicable to employees generally.

Base Salary

Base salaries are reviewed and established annually, upon promotion, or following a change in job responsibilities, based on market data, internal pay equity and each Senior Executive’s level of responsibility, experience, expertise and performance.

Annual Incentives

Overview

Approximately 21,000 employees, including the Senior Executives, have the opportunity to earn cash awards under the Annual Incentive Plan (“AIP”).

Pool Funding

Each year, the Company funds an aggregate award pool for all AIP participants (the “AIP Pool”) based on the Company’s performance against pre-established financial targets and certain qualitative criteria, described below. Financial targets are set based on the Company’s annual operating plan as reviewed by the Board prior to the start of the fiscal year. Because the operating plan forms the basis for both the Company’s annual fiscal year earnings guidance communicated to investors and the AIP financial targets, the interests of the Company’s Senior Executives in meeting or exceeding earnings guidance are aligned with those of its shareholders.

THE HARTFORD FINANCIAL SERVICES GROUP, INC. – 2012 Proxy Statement – 29

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Performance Metrics

The Committee grounds its analysis in performance against Core Earnings and Core Return on Equity (“ROE”) on an enterprise level, both as adjusted for compensation purposes. The targets for Core Earnings and Core ROE are equal to the annual operating plan and consistent with annual earnings guidance delivered to investors.

At the beginning of the year, the Committee approves a definition of Compensation Core Earnings (also used to calculate Compensation Core ROE) that allows for certain year-end adjustments, which are intended to avoid advantaging or disadvantaging management for the effect of items outside its control.

Actual performance against financial targets in 2011, including adjustments, is described beginning on page 33. The tables below summarize the financial and qualitative performance criteria the Committee considers in determining the AIP Pool and the rationale for utilizing such criteria.

Enterprise Financial Performance

Performance against the following financial metrics is the foundation for the annual assessment of Company performance for AIP purposes:

Performance Criteria	Rationale
• Enterprise Compensation Core Earnings (70% weighting) • Enterprise Compensation Core ROE (30% weighting)

•

Core earnings and ROE are prevalent metrics among peers and are highly correlated with shareholder value creation

•

Both metrics align with the annual operating plan and therefore are a good representation of annual company performance

Qualitative Considerations

To ensure a holistic view of performance, the Committee also reviews a number of qualitative factors in the following broad categories:

Performance Criteria	Rationale
Business Division(1) Performance versus Operating Plan (How well did the individual businesses perform against operating plan?)

•

Compensation Core Earnings and Compensation Core ROE at the business division level (Commercial Markets, Consumer Markets, and Wealth Management(2))

•

Premium (Commercial Markets and Consumer Markets) and Sales & Deposits (Wealth Management)

•

Investment performance, including investment return relative to peers, loss mitigation, and risk management (HIMCO)

•

Core earnings and ROE are prevalent metrics among peers and are highly correlated with shareholder value creation

•

Premium and sales and deposits measure growth of business operations which fosters shareholder value creation

•

Investment gains and losses significantly impact the Company’s results of operations and financial condition

Strategic and Operational Objectives (How did management’s accomplishments compare to expectations?)

•

Performance against non-financial strategic and operational objectives relative to the business strategy including, but not limited to, efficiency, risk management and compliance (“Strategic and Operational Performance”)

• Encourages focus on overall Company performance • Provides the Committee flexibility in assessing Company performance that is difficult to quantify
Peer Relative Performance (How did the Company perform on a relative basis versus peers?)
• Performance relative to peers on metrics such as stock price performance, core earnings performance, and book value per share (“Peer Relative Financial Performance”)	• Encourages focus on overall Company performance relative to industry peers

(1) Commercial Markets, Consumer Markets, Wealth Management, HIMCO (the Company’s investment arm), and Corporate.

(2) For incentive compensation purposes, Wealth Management performance versus target included the run-off businesses.

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While enterprise financial performance is the primary driver of the AIP funding factor, there is no prescribed weighting between the financial and qualitative assessments. The Committee uses performance against enterprise Compensation Core Earnings and Compensation Core ROE targets to determine a preliminary AIP funding factor, or a percentage of the target AIP Pool to be funded for the year*. Based on its qualitative review, the Committee may then, if it deems appropriate, use informed discretion to raise or lower the preliminary AIP funding factor, resulting in a final AIP funding factor (the “Enterprise AIP Factor”). The Committee believes that this approach provides the necessary flexibility to arrive at an appropriate AIP Pool commensurate with a holistic review of performance that is aligned with shareholder interests. In recent years, the Committee has used the qualitative review to both increase and decrease the AIP Pool to a level more commensurate with Company performance and consistent with shareholder returns.

AIP Pool Allocation

To allocate the AIP Pool, the CEO determines and the Committee ratifies: (1) business division specific AIP factors (“Business AIP Factors”) for each of the principal business divisions of the Company that are primarily based on an assessment of that division’s performance against operating plan and relative contribution to enterprise results (see Qualitative Considerations - Business Division Performance versus Operating Plan on page 30), and (2) an AIP factor for employees in Corporate (the “Corporate AIP Factor”) based on division results against operating plan in the aggregate.

The Business AIP Factors and the Corporate AIP Factor are also considered in the determination of AIP awards granted to each NEO, as further described below.

Individual Award Determination

In setting overall compensation for each NEO, the Committee (and, in the case of the CEO, the independent directors) establishes an individual target AIP opportunity (“AIP Opportunity”) that is set as a percentage of base pay. Individual AIP awards for the NEOs are based 70% on Company performance and 30% on individual performance against pre-established leadership objectives. For the Corporate Senior Executives, including the CEO, the 70% weighting is based on the Corporate AIP Factor. For Senior Executives who lead or led a business division, 42% of the total award opportunity is based on the applicable Business AIP Factor and 28% is based on the Corporate AIP Factor. Final AIP award determinations for NEOs are made at the Committee’s discretion and generally range between 0% and 200% of individual targets.

A discussion of individual NEO AIP awards, including performance against leadership objectives, is provided on pages 37 - 39. The following charts illustrate the relative weighting assigned to corporate, business division and individual performance:

Annual Long-Term Incentive Awards

LTI awards are granted on an annual basis following an assessment of individual performance and potential, and a review of market data. Prior to TARP restrictions imposed in 2010, Senior Executives received an annual LTI award consisting of one-third stock options, one-third performance shares, and one-third restricted stock units (“RSUs”). In 2010, annual LTI awards were made entirely in RSUs, consistent with TARP restrictions. In 2011, Senior Executives (except for Mr. Whelan, who was not a Senior Executive on the grant date) received 50% stock options and 50% stock-settled RSUs. The options vest ratably over three years with a 10-year term and the RSUs cliff vest after three years. The options tie management interests to those of shareholders to encourage shareholder value creation while the RSUs provide a mechanism for stability and retention of leadership. The 2011 LTI design is grounded in the Committee’s view that 2011 was a transition year as more fully described under 2011 Compensation Decisions on page 27. 2011 annual LTI awards were granted on March 1, 2011, except for Mr. Elliot’s award, which was granted on May 4, 2011 following his hire.

* The target AIP Pool is the sum of all AIP participants’ base salaries on December 31, 2011, multiplied by their respective target AIP opportunities.

THE HARTFORD FINANCIAL SERVICES GROUP, INC. – 2012 Proxy Statement – 31

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2012 LTI Design

For 2012, the Committee enhanced the Company’s LTI approach to be even more performance-based for Senior Executives, with the re-introduction of performance shares (50% of the award value) and the balance in stock options. The stock options have the same terms as the 2011 grant noted on the previous page. The 2012 Performance Shares have a three-year performance period and will be settled in stock based on achievement of pre-determined financial metrics. For 2012, the metric is three-year cumulative relative total shareholder return (“TSR”) against industry peers.

Periodic Retention Awards and Off-Cycle Equity Grants

The Committee periodically provides cash or equity awards on a selective basis to executives based on business need. Recipients are generally those identified as critical talent and/or who have high potential to move into key roles. No such awards were made to Senior Executives in 2011.

Executive Benefits and Perquisites

Senior Executives are eligible for the same benefits as full-time employees generally, including health, life insurance, disability, savings, and retirement benefits. In addition, the Company maintains non-qualified savings and retirement plans that provide for benefits that would otherwise be funded but for the Internal Revenue Code limits that apply to tax-qualified benefit plans.

The Company provides limited additional perquisites to Senior Executives to better focus their time, attention and capabilities on the Company’s business, consistent with market practice. Perquisites generally include relocation benefits (when a move is required) and financial planning and tax preparation services. No relocation benefits were provided to Senior Executives in 2011. In addition, executives and their guests occasionally use tickets for sporting and special events previously acquired by the Company when no other business use has been arranged and there is no incremental cost to the Company. The CEO also has the use of a Company car and driver.

The Company owns fractional interests in corporate aircraft to allow Senior Executives to safely and efficiently travel for business purposes. This allows Senior Executives to be far more efficient while traveling than if commercial flights were utilized, as the aircraft provides a confidential and highly productive environment in which to conduct business. It also eliminates the schedule constraints imposed by commercial airline service.

The Company’s aircraft usage policy permits travel on corporate aircraft when the Chief Financial Officer determines that such use serves a legitimate business purpose. From time to time, a Senior Executive’s travel for a purpose deemed important to the business may not be considered “directly and integrally related” to the performance of such Senior Executive’s duties as required under applicable SEC rules, and thus is considered a perquisite for disclosure purposes. Examples of such travel may include attendance at conferences, seminars, awards ceremonies or not-for-profit board meetings, as well as the attendance of a Senior Executive’s spouse or guest at business events where spousal or guest attendance is expected. The Company attributes income to Senior Executives for expenses related to attendance at such events (and the attendance of a spouse or guest, if applicable) when required to do so under IRS regulations and the Senior Executive is responsible for the associated tax obligation.

THE HARTFORD FINANCIAL SERVICES GROUP, INC. – 2012 Proxy Statement – 32

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Pay for Performance

2011 Performance Against AIP Targets

Based on the assessment of performance described below, the Committee established an Enterprise AIP Factor of 57% of target for the 2011 performance year.

Enterprise Financial Performance

In evaluating the financial performance for purposes of determining the 2011 Enterprise AIP Factor, the Committee considered, as a starting point, that 2011 enterprise Compensation Core Earnings and Compensation Core ROE performance (weighted 70%/30%) were both below pre-established targets as illustrated below.

As outlined under Annual Incentives – Performance Metrics on page  30, the Committee approved a definition of Compensation Core Earnings that provides for pre-determined adjustments to ensure that AIP award payments represent the results achieved in the underlying business and are not unduly inflated or deflated due to the effect of items that do not directly reflect Company or management performance. As a result, actual Compensation Core Earnings will differ from the earnings numbers provided in the Company’s financial statements.

Enterprise Compensation Core Earnings for 2011 was $1,610M measured against a target of $1,894M. The calculation of $1,610M started with GAAP net income of $662M, which was then adjusted for the following items pursuant to the definition of Compensation Core Earnings approved by the Committee at the beginning of the performance year:

•

net realized capital losses of $312M,

•

catastrophes outside a corridor of 70%-130% of budget, which had a $190M impact in total,

•

asbestos and environmental reserve developments, which had a combined impact of $203M,

•

unlock of estimated gross profits of $140M (DAC Unlock),

•

costs incurred in connection with discontinuing a software development program initiated in 2004, the projected benefits of which proved unachievable, of $73M,

•

the impact of a prior year tax benefit of ($52M), and

•

other individually immaterial items aggregating to $82M.

This Enterprise Financial Performance assessment alone would result in an Enterprise AIP Factor of 51%.

Qualitative Considerations

The Committee then undertook its qualitative review, starting with financial performance at the business division level, assessing performance against operating plan targets as illustrated below.

THE HARTFORD FINANCIAL SERVICES GROUP, INC. – 2012 Proxy Statement – 33

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Business Division Performance versus Operating Plan

Commercial Markets, Wealth Management, and Consumer Markets are measured on the three financial metrics set forth below (as applicable). Performance against targets is shown below for Commercial Markets and Wealth Management. Consumer Markets is excluded because no 2011 NEOs serve in the Consumer Markets division and its financial results impact a small portion of the Enterprise AIP Factor given its size and current earnings contribution to the enterprise.

HIMCO performance is measured on investment performance based on a number of metrics including (i) investment performance of the general account, including measures of net investment income, risk management, and total investment return, and, to a lesser extent, (ii) investment performance of retail and third party funds managed by HIMCO, as measured by total peer-relative return. The Committee found that investment performance and loss mitigation exceeded plan by a wide margin and that the general account and third party assets produced significant positive returns relative to benchmark.

To conclude its review of qualitative considerations, the Committee considered achievements against strategic and operational objectives as well as peer relative performance.

Strategic and Operational Objectives

Despite a challenging year from a financial standpoint, the Committee acknowledged the significant actions taken by Management to position the Company for future growth and highlighted the following accomplishments for 2011:

•

Implemented comprehensive hedging strategy for international annuity business to reduce capital volatility in stress scenarios.

•

Continued progress in reaching the Company’s target investment portfolio while continuing to prudently reposition higher risk securities.

•

Reduced expenses by an annual run rate of $150M through execution of improved enterprise-wide simplification efforts.

•

Divested non-core businesses (including execution of Federal Trust Bank and Specialty Risk Services, and announcement of Hartford Life Private Placement transactions) to focus on profitable growth of core businesses.

•

Leveraged distribution partners and superior service capabilities to integrate Commercial Markets segments, maximizing growth potential.

Peer Relative Performance

Finally, the Committee reviewed a variety of other financial metrics on a peer relative basis for the enterprise and each of the main businesses and found overall performance to be generally below the median.

Overall Assessment of 2011 AIP

In determining the overall 2011 AIP pool, the Committee heavily weighted enterprise financial performance versus operating plan. Taking into consideration the achievement of strategic milestones and the work done to reposition the company for future growth, the Committee used its informed discretion to establish the Enterprise AIP Factor at 57% of target.

The Committee then reviewed and ratified the CEO’s allocation of the AIP Pool among the business divisions and Corporate based on the following AIP Factors that were derived largely by reference to the financial and strategic contributions to the Company discussed above:

Business Division(1)	AIP Factor
Commercial Markets	38%
Wealth Management	68%
HIMCO	100%
Corporate	55%

(1) Consumer Markets is excluded because no 2011 NEOs serve in the Consumer Markets division and its financial results impact a small portion of overall company performance for AIP purposes given its size and current earnings contribution to the enterprise.

The Business AIP Factors and the Corporate AIP Factor were considered in the determination of individual NEO AIP awards approved by the Committee. Additional considerations are described under 2011 Named Executive Officer Compensation and Performance beginning on page 37.

THE HARTFORD FINANCIAL SERVICES GROUP, INC. – 2012 Proxy Statement – 34

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Certification of Performance Share and Unit Awards for the 2009-2011 Performance Cycle

On February 25, 2009, the Committee granted Senior Executives performance shares or units (in the case of HIMCO) tied to overall Company performance (for those in Corporate functions) and division performance (for those in the former Property & Casualty (“P&C”) and Hartford Life (“Life”) operations). Performance was measured relative to peers over the three-year period, January 1, 2009 – December 31, 2011, based on book value per share (Corporate) and book value growth (P&C and Life). HIMCO executives participated in a separate HIMCO unit program, under which they received awards in 2007 measured over a five year performance period (January 1, 2007-December 31, 2011). For unit awards made in 2009, HIMCO had used a three year performance period (January 1, 2009-December 31, 2011). Performance for each of these award periods was based on HIMCO operational and investment performance. (HIMCO replaced its five-year plan with a three-year plan in 2009). For details on performance shares, please see the description beginning on page 34 of the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 8, 2010.

Based on results, the Committee certified the payouts below.

Business Group	Percentage of Target Earned (Maximum 200%)
P&C	95%
Life	0%
Corporate	0%
HIMCO (5-year; units)	113%
HIMCO (3-year; units)	158%

Process For Determining Named Executive Officer Compensation

Committee

The Committee is responsible for reviewing the performance of and approving compensation awarded to those executives who either report to the CEO or who are subject to the filing requirements of Section 16 of the Securities Exchange Act of 1934, other than the CEO. The independent directors, with the input of the Committee, annually set the CEO’s individual performance goals and objectives, review his performance and determine his compensation level in the context of the established goals and objectives for the enterprise and individual performance. The Committee and the independent directors typically review performance and approve annual incentive awards for the prior fiscal year at their February meetings, along with annual LTI awards and any changes to base salary and target bonus. To assist in this process, the Committee reviews tally sheets for each active NEO to understand how each element of compensation relates to other elements and to the compensation package as a whole. The tally sheets summarize the total compensation opportunity, including the executive’s fixed and variable compensation, perquisites and potential payments upon termination or change of control. In addition, the tally sheets include a summary of historical compensation.

Compensation Consultant

Exequity, LLP is the Committee’s independent compensation consultant. Pursuant to Company policy, Exequity provides no services to the Company other than consulting services provided to the Committee. Exequity regularly attends Committee meetings and in 2011 advised on matters including peer group composition, and annual and long-term incentive plan design. Exequity also provides market data, analysis, and advice regarding CEO compensation to the Committee and the independent directors.

Role of Management

The Company’s Human Resources department supports the Committee in the execution of its responsibilities. The Company’s Executive Vice President, Human Resources supervises the development of the materials for each Committee meeting, including market data, tally sheets, individual and Company performance metrics and compensation recommendations for consideration by the Committee. The role of the CEO in allocating the AIP pool among the business divisions and Corporate is discussed under “AIP Pool Allocation” on page 31. No member of the management team, including the CEO, has a role in determining his or her own compensation.

THE HARTFORD FINANCIAL SERVICES GROUP, INC. – 2012 Proxy Statement – 35

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Benchmarking

On an annual basis, the Committee reviews and considers a number of factors in establishing a target total compensation opportunity for each NEO including, but not limited to, market data, tenure in position, experience, sustained performance, and internal pay equity. Although the Committee strives to be at the median, it does not target a specific market position and uses comparative market data at the 50th and 75th percentiles only as a reference point in its determination of the types and amount of compensation based on its own evaluation. The Committee does not target the 75th percentile. This section describes the various sources of compensation information the Committee uses to ascertain the competitive market for its executive officers.

Peer Group Development

The Committee reviews peer groups used for compensation benchmarking on a periodic basis. Peer groups are generally reviewed every few years, unless there is a significant change in business conditions for the Company or any of its peers. Exequity last analyzed the peer group in 2009 for the 2010 performance year, when it engaged EC Analysis to conduct an analysis that considered factors such as company size, industry, competitors, business complexity, and sources and destinations of talent. For 2011, no change was made to the peer group. The current peer group has been in place for two years and the Committee believes it is prudent to have stability for comparison purposes.

Corporate Peer Group

Data in millions - as of 12/31/11(1)

Company Name(2)	Revenues	Assets	Market Cap
ACE	$16,847	$87,505	$23,645
AFLAC Inc	$22,171	$117,102	$20,193
Aetna Inc.	$33,780	$38,593	$15,285
Allstate Corp (The)	$32,495	$125,563	$13,852
American Express Co	$32,282	$153,337	$54,787
CNA Financial Corp	$8,995	$55,179	$7,203
Capital One Financial Corp.	$18,525	$206,019	$19,440
Chubb Corp (The)	$13,530	$50,865	$19,248
Cigna Corp	$21,998	$51,047	$11,989
Genworth Financial Inc.	$10,293	$114,302	$3,216
Lincoln National Corp	$10,546	$202,906	$5,858
Metlife Inc.	$70,262	$799,625	$32,977
PNC Financial Services Group Inc.	$15,820	$271,205	$30,341
Principal Financial Group Inc.	$8,593	$148,298	$7,507
Progressive Corp (The)	$15,495	$21,845	$11,973
Prudential Financial Inc	$49,036	$624,521	$23,556
Travelers Companies Inc (The)	$25,446	$104,602	$24,424
Unum Group	$10,261	$60,179	$6,160
MEDIAN	$17,686	$115,702	$17,267
75TH PERCENTILE	$30,573	$190,514	$23,623
THE HARTFORD	$21,859	$304,064	$7,243
PERCENT RANK	58%	89%	18%

(1) Peer data provided by S&P Capital IQ.

(2) An additional six non-public companies are included in the Corporate Peer Group as they submit data to relevant compensation surveys utilized in determining appropriate pay levels for Senior Executives: ING Americas, Liberty Mutual, Mass Mutual, Nationwide Financial, New York Life, and State Farm.

Use of Corporate Peer Group Compensation Data

Aon Hewitt provides the Committee with compensation data for each of the companies listed to consider in its determination of individual NEO pay levels. As noted above, the Committee does not target a specific market position in pay. The Corporate Peer Group includes companies from multiple industries because the functional responsibilities of these executives are not specific to the insurance and financial services industries. For NEOs who lead or led a division (Messrs. Elliot, Levenson and Whelan), this data is supplemented with business-specific peer group data from other leading insurance carriers and financial institutions that offer competing insurance and financial products. As the leader of HIMCO, the Company’s investment operations, Mr. Whelan’s compensation is benchmarked against a peer group of investment management companies in addition to companies in the insurance industry.

THE HARTFORD FINANCIAL SERVICES GROUP, INC. – 2012 Proxy Statement – 36

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As Chief Risk Officer (“CRO”), Ms. Zlatkus’s compensation was benchmarked against CROs at financial services companies. The supplemental peer groups for Commercial Markets and Wealth Management and the primary peer groups for HIMCO and Risk Management (the “Business Peer Groups”) are listed on Appendix A.*

The Committee also reviews general industry survey data published by third parties as a general indicator of relevant market conditions and pay practices (including perquisites). Neither the Committee nor management has any input into companies included in these general industry surveys.

2011 Named Executive Officer Compensation and Performance

The total compensation package (base salary, AIP award and LTI awards) determined by the Committee for 2011 for each NEO employed on December 31, 2011 is set forth below. The amounts in the table below do not include sign-on awards or payouts from historical performance unit awards. Such amounts, which are included in the Summary Compensation Table, generally do not reflect decisions by the Committee related to 2011 NEO compensation. This table is not a substitute for the information disclosed in the Summary Compensation Table and related footnotes, which begin on page 42.

Active NEOs

Compensation Component	L. McGee		C. Swift	D. Elliot	D. Levenson	H. Whelan
12/31/11 Base Salary	$1,100,000		$825,000	$750,000	$650,000	$450,000
2011 Actual AIP Award	$0	(3)	$725,000	$700,000	$700,000	$1,000,000
2011 Annual LTI Award(1)	$6,500,000		$2,000,000	$1,750,000	$1,700,000	$500,000
TOTAL 2011 COMPENSATION(2)	$7,600,000		$3,550,000	$3,200,000	$3,050,000	$1,950,000

(1) Annual long-term awards were made to eligible employees on March 1, 2011, except for Mr. Elliot, whose award was made on May 4, 2011. Mr. Whelan’s LTI award reflects his prior position.

(2) Excludes items shown under “Change in Pension Value and Nonqualified Deferred Compensation Earnings” and “All Other Compensation” in the Summary Compensation Table.

(3) Mr. McGee requested no AIP award be paid for 2011; while the independent directors determined he would have otherwise received an award, they honored his request.

Liam McGee

Mr. McGee has served as Chairman and CEO since he joined the Company on October 1, 2009. For 2011, the independent directors of the Board established Mr. McGee’s target total annual compensation opportunity at $9,350,000, based on market data provided by the Committee’s consultant for CEOs at companies in the Corporate Peer Group. This included a base salary of $1,100,000, an AIP target of $1,750,000 and an LTI award of $6,500,000 of which half the value (50%) was granted in the form of stock options with the balance (50%) in RSUs on March 1, 2011, as described under Annual Long-Term Incentive Awards, on page 31.

Since the financial crisis, the Company, under Mr. McGee’s leadership, has taken a number of actions to stabilize and position itself for future growth. While the Company missed its operating plan targets for 2011, Mr. McGee had a number of notable accomplishments that the Board viewed as foundational to the generation of shareholder value over the long term. These include:

•

Implemented comprehensive hedging strategy for international annuity business to reduce capital volatility in stress scenarios

•

Continued de-risking and repositioning of the HIMCO portfolio and strengthening of the balance sheet

•

Championed enterprise simplification efforts to reduce complexity and streamline processes in the areas of operations, technology, finance, and sales & distribution efficiency channels

•

Accelerated the pace of culture change across the organization with a focus on faster and more effective decision-making, greater role clarity, and process simplification

•

Recruited key leadership talent to fill the President, Commercial Markets and Chief Risk Officer roles, adding to the strength of the Executive Leadership Team

As stated previously, Mr. McGee requested no bonus be paid for 2011. While the independent directors determined that Mr. McGee would have otherwise received an award, they honored his request recognizing that, although he led critically important actions designed to foster long-term shareholder value, fiscal year 2011 results and shareholder returns were challenged.

* The Peer Groups differ from the companies included in the S&P Insurance Composite Index, an index of peer insurance companies that is used in the performance graph and tables contained in the Company’s 2011 Form 10-K filing. The S&P Insurance Composite Index is an appropriate benchmark against which to assess Company performance with respect to total returns to shareholders but does not fully reflect the pool of companies with which the Company competes for senior management talent, particularly for Corporate executives whose functional responsibilities are not specific to the insurance and financial services industries.

THE HARTFORD FINANCIAL SERVICES GROUP, INC. – 2012 Proxy Statement – 37

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Christopher Swift

Mr. Swift has served as Chief Financial Officer (“CFO”) since joining the Company on March 1, 2010. Based on its review of competitive market data regarding CFO compensation at Corporate Peer Group companies, the Committee established a 2011 target total annual compensation opportunity of $3,925,000 for Mr. Swift. This included a base salary of $825,000, an AIP target of $1,100,000 and an LTI award of $2,000,000 granted in the form of 50% stock options and 50% RSUs on March 1, 2011 as described under Annual Long-Term Incentive Awards on page 31.

For 2011, the Committee approved an AIP award of 66% of target ($725,000) based on the Corporate AIP factor of 55% and the following leadership considerations:

•

Drove enhanced expense discipline across the Company and within Finance, resulting in achievement of $150M in annual run rate savings

•

Improved transparency with investors through two large investor events in October and December

•

Executed the sale of several non-core businesses, including Federal Trust Bank and Specialty Risk Services

Douglas Elliot

Mr. Elliot joined the Company as President, Commercial Markets on April 6, 2011. The Committee established a target total annual compensation opportunity for Mr. Elliot at $3,500,000 based on market data for executives in similar roles at peer companies as described under Benchmarking. This included a base salary of $750,000, an AIP target of $1,000,000 and an LTI award of $1,750,000 granted in the form of 50% stock options and 50% RSUs as described under Annual Long-Term Incentive Awards on page 31.

For 2011, the Committee approved an AIP award of 70% of target ($700,000) based on the Commercial Markets AIP factor of 38%, the Corporate AIP factor of 55%, and the following leadership considerations:

•

Quickly learned The Hartford’s business and developed credibility as the new Commercial Markets leader with key internal and external constituents

•

Reorganized the Commercial P&C field leadership structure to create greater local market presence with the Company’s core businesses, brokers and agents and accelerated the Company’s responsiveness and speed of execution

•

Rebalanced the Commercial Markets portfolio through building out the Company’s property capabilities and addressed the Company’s workers compensation concentration by resetting pricing strategy and new business expectations

As part of his employment offer, Mr. Elliot received a sign-on cash award of $417,000 to offset a forfeited payment from his prior employer, which is disclosed in the Bonus column of the Summary Compensation Table on page 42.

David Levenson

Mr. Levenson has served as President of Wealth Management since July 1, 2010. For 2011, the Committee established a target total annual compensation opportunity for Mr. Levenson at $3,200,000 based on market data for executives in similar roles at peer companies as described under Benchmarking on page 36. This included a base salary of $650,000, an AIP target of $850,000 and an LTI award of $1,700,000 granted in the form of 50% stock options and 50% RSUs on March 1, 2011 as described under Annual Long-Term Incentive Awards on page 31.

For 2011, the Committee approved an AIP award of 82% of target ($700,000) based on the Wealth Management AIP factor of 68%, the Corporate AIP factor of 55%, and the following leadership considerations:

•

Strengthened Mutual Funds platform for growth by negotiating agreement with Wellington to be the Company’s sole sub-advisor

•

Developed and grew new and innovative products, including the Life Access Rider, five new annuity products, and Hartford Lifetime Income, a patented investment option for defined contribution plans

•

Established run-off division within Wealth Management to provide greater focus and transparency in managing legacy liabilities

Hugh Whelan

Mr. Whelan assumed interim responsibility as the Company’s Chief Investment Officer and acting President, HIMCO in October 2011. Previously, he served as Managing Director and Head of Investments for HIMCO. In this prior role, Mr. Whelan received a base salary of $300,000, an AIP target of $900,000, and a 2011 LTI award of $500,000, granted in the form of RSUs that vest ratably over three years. Mr. Whelan received a different form of 2011 LTI as he was not a Senior Executive on the date of grant in March 2011.

When Mr. Whelan became the acting head of HIMCO, the Committee increased his salary to $450,000 and his AIP target to $1,200,000 based on market data for executives in similar roles at peer companies as described under Benchmarking.

For 2011, the Committee approved an AIP award of 83% of target ($1,000,000) based on the HIMCO AIP factor of 100%, the Corporate AIP factor of 55%, and the following leadership considerations:

•

Seamlessly transitioned to the acting head of HIMCO following departure of former leader, quickly stabilizing and motivating the employee base

•

Significantly outperformed the benchmark on general account investment returns

•

Continued focus on reaching the Company’s target investment portfolio while continuing to prudently reposition higher risk securities

THE HARTFORD FINANCIAL SERVICES GROUP, INC. – 2012 Proxy Statement – 38

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Former Officer

This section addresses an NEO who was no longer employed by the Company on December 31, 2011.

Compensation Component	L.Zlatkus
2011 Pro rata Base Salary	$746,519
2011 Pro rata Actual AIP Award	$600,000
2011 Annual LTI Award(1)	$2,000,000
TOTAL 2011 COMPENSATION(2)	$3,346,519

(1) Annual long-term awards were made to eligible employees on March 1, 2011.

(2) Excludes items shown under “Change in Pension Value and Nonqualified Deferred Compensation Earnings” and “All Other Compensation” in the Summary Compensation Table.

Lizabeth Zlatkus

Ms. Zlatkus served as Chief Risk Officer until her retirement after 28 years of service on October 31, 2011. Ms. Zlatkus’ 2011 target total compensation opportunity was developed in a manner consistent with those described above for the other NEOs. Based on the Corporate AIP factor of 55% and an evaluation of leadership performance, including the enterprise risk management function she built out in a few short years, Ms. Zlatkus received a prorated AIP award of $600,000 (65% of target) for time worked in 2011. The 50% portion of her 2011 LTI award granted in options was forfeited upon her retirement as the award had not been outstanding for one year. The remaining 50% in RSUs vests pro rata based on time worked during the three-year vesting period, as described under Potential Payments Upon Termination or Change of Control on page 54.

Severance and Change of Control Payments

Potential Severance and Change of Control Payments

In 2011, a new severance plan was implemented to cover Senior Executives. The plan provides for severance in a lump sum equal to 2x the sum of annual base salary plus target bonus, whether severance occurs before or after a change of control.*

The key objectives of the severance plan are to:

•

Replace individual employment agreements with a common severance pay plan;

•

Provide the same level of benefits whether before or after a change of control, without a gross-up for change of control excise taxes; and

•

Implement restrictive covenants for Senior Executives, covering such items as non-competition, non-solicitation of business and employees, non-disclosure and non-disparagement.

The Company maintains change of control benefits for Senior Executives to ensure continuity of management and to permit each of these individuals to focus on his or her responsibilities to the Company without undue distraction related to concerns about personal financial security during any period the Company is confronted with a contest for control. These benefits are also designed to ensure that in any such contest, these Senior Executives are not influenced in their actions by events that could occur following a change of control.

Compensation Policies and Practices

Stock Ownership and Retention Guidelines

Senior Executives are expected to attain certain levels of stock ownership to align their interests with those of shareholders. The Committee has established the following ownership guidelines:

Level	(As a multiple of base salary)
Chief Executive Officer	6x
Other Senior Executives	4x

The Committee reviews ownership levels annually. Senior Executives are generally expected to meet these ownership guidelines within five years of appointment to position (as applicable). As of March 19, 2012, the CEO meets the guideline; all other active NEOs are progressing towards meeting the guideline within the five year timeline.

* Mr. Whelan has a lesser benefit given he is in an interim role; see page 52 for detail.

THE HARTFORD FINANCIAL SERVICES GROUP, INC. – 2012 Proxy Statement – 39

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Timing of Equity Grants

Equity grants may be awarded four times per year, on the first day of the quarterly trading window following the filing of the Company’s Form 10-Q or 10-K for the prior period. The Company’s practice is to grant annual equity awards during the first quarterly trading window of the year. This timing ensures that grants are made at a time when the market has the most current public data regarding Company performance and financial condition as is reasonably possible.

Recoupment Policy

In January, 2011, the Committee approved an expanded recoupment policy that provides the Company the right to recoup any incentive compensation (cash or equity) paid or payable by the Company at any time to the extent such recoupment either (i) is required by applicable law or listing standards, or (ii) is determined by the Company to be necessary or appropriate in light of business circumstances or employee misconduct.

Risk Mitigation in Plan Design

The Company’s executive compensation program includes the following features to guard against excessive risk-taking:

•

Determination of incentive awards based on a review of a variety of performance metrics, thus diversifying the risk associated with any single indicator of performance;

•

Long-term compensation awards and vesting periods that encourage executives to focus on sustained stock price appreciation;

•

A mix of fixed and variable, annual and long-term, and cash and equity compensation designed to encourage strategies and actions that are in the Company’s long-term best interests;

•

Incentive plans are not overly leveraged, cap the maximum payout, and include design features intended to balance pay for performance with an appropriate level of risk-taking;

•

A broad incentive compensation recoupment policy in addition to clawback provisions under the 2005 and 2010 Incentive Stock Plans;

•

Stock ownership guidelines to align executive and shareholder interests;

•

A policy of making equity grants only during an open trading window following the release of the Company’s financial results;

•

The Company’s 2010 Incentive Stock Plan does not allow (i) the granting of stock options with an exercise price less than the fair market value of the Company’s Common Stock on the date of grant, (ii) the re-pricing (reduction in exercise price) of stock options and (iii) the inclusion of reload provisions in any stock option granted; and

•

Review by the Enterprise Risk Management function of new or revised incentive compensation plans.

The Company has concluded that its compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. This conclusion is based on a risk review of the Company’s incentive compensation plans, updated annually by the Company’s Enterprise Risk Management function and discussed with the Committee. The Committee conducted its 2011 review at its December meeting. At that meeting, the Enterprise Risk Management function addressed new incentive compensation arrangements in the context of the Company’s evolving risk profile. Enterprise Risk Management concluded that the new plans, and affirmed that the prior plans, do not promote unnecessary risk-taking or encourage the manipulation of reported earnings.

Hedging Company Securities

The Company prohibits its directors, officers and employees from engaging in transactions having the effect of hedging the unvested portion of any equity or equity-linked award. In addition, Senior Executives are prohibited from engaging in transactions having the effect of hedging the employee’s equity or equity-linked interest in the Company to the extent that following such transaction, the Senior Executive’s un-hedged equity and equity-linked interest in the Company is below the applicable ownership guidelines.

Effect of Tax and Accounting Considerations on Compensation Design

In designing its compensation programs, the Company considers the tax and accounting impact of its decisions. In doing so, the Company strives to strike a balance between designing appropriate and competitive compensation programs for its executives while also maximizing the deductibility of such compensation, avoiding adverse accounting effects and ensuring that any accounting consequences to the Company are appropriately reflected in its financial statements.

Principal among the tax considerations is the potential impact of Section 162(m) of the Internal Revenue Code, which generally denies a publicly traded company a federal income tax deduction for compensation in excess of $1 million paid to the CEO or any of the next three most highly compensated executive officers (other than the CFO), unless the amount of such excess is payable based solely upon the attainment of objective performance criteria. For this reason, where applicable, the Company’s variable compensation, including 2011 annual incentive awards and performance share payouts, is designed to qualify as exempt performance-based compensation.

THE HARTFORD FINANCIAL SERVICES GROUP, INC. – 2012 Proxy Statement – 40

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Other tax considerations are factored into the design of the Company’s compensation programs, including compliance with the requirements of Section 409A of the Internal Revenue Code, which can impose additional taxes on participants in certain arrangements involving deferred compensation, and Sections 280G and 4999 of the Internal Revenue Code, which affect the deductibility of, and impose certain additional excise taxes on, certain payments that are made upon or in connection with a change of control.

REPORT OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE

The Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

Report submitted as of March 20, 2012 by:

Members of the Compensation and Management Development Committee:

Paul G. Kirk, Jr., Chairman

Kathryn Mikells

Thomas A. Renyi

H. Patrick Swygert

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As of the date of this proxy statement, the Compensation and Management Development Committee consists of Messrs. Kirk (Chairman), Renyi and Swygert and Ms. Mikells, all of whom are independent non-management directors. None of the Compensation and Management Development Committee members has served as an officer or employee of the Company and none of the Company’s executive officers has served as a member of a compensation committee or board of directors of any other entity that has an executive officer serving as a member of the Company’s Board.

THE HARTFORD FINANCIAL SERVICES GROUP, INC. – 2012 Proxy Statement – 41

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EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation paid or earned by the NEOs for the fiscal years ended December 31, 2009, 2010 and 2011. The table reflects total compensation paid or earned beginning in the later of the fiscal year ended December 31, 2009 or the year an individual first became an NEO.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Liam McGee Chairman, President and Chief Executive Officer	2011	1,100,000	-	3,250,000	3,250,000	0	(7)	285,023	53,284	7,938,307
	2010	1,100,000	-	7,266,667	-	1,755,750		96,307	383,136	10,601,860
	2009	275,000	-	-	-	-		19,796	66,654	361,450
Christopher Swift(8) Executive Vice President and Chief Financial Officer	2011	825,000	-	1,000,000	1,000,000	725,000		153,705	41,994	3,745,699
	2010	712,500	-	1,795,416	-	1,086,750		41,105	12,395	3,648,166
Douglas Elliot President, Commercial Mkts	2011	553,977	417,000	875,000	875,000	700,000		40,745	2,058	3,463,780
David Levenson President, Wealth Management	2011	650,000	-	850,000	850,000	700,000		700,517	49,767	3,800,284
	2010	658,333	750,000	1,331,000	-	1,269,000		320,498	71,353	4,400,184
Hugh Whelan Acting President, HIMCO	2011	331,250	500	500,000	-	1,574,168		145,517	11,631	2,563,066
Lizabeth Zlatkus(9) Former Executive Vice President and Chief Risk Officer	2011	746,519	-	1,000,000	1,000,000	600,000		2,860,985	40,318	6,247,822
	2010	875,000	-	2,677,083	-	1,086,750		1,121,903	41,913	5,802,649
	2009	881,250	-	1,788,485	594,073	679,888		651,837	43,663	4,639,196

(1) The amounts shown in this column for 2011 represent a cash sign-on award for Mr. Elliot and a $500 award for Mr. Whelan to recognize his contributions for a patent application that was filed with the US Patent Office.

The amount shown in 2010 for Mr. Levenson is a cash retention payment made following an 18-month restriction period that ended in June 2010.

(2) The amounts in this column reflect the full aggregate grant date fair value for the fiscal years ended December 31, 2009, 2010, and 2011 with respect to RSUs, performance shares, TARP Restricted Units and TARP Deferred Units, calculated in accordance with FASB ASC Topic 718. Detail on 2011 grants is provided in the Grants of Plan Based Awards Table on page 45. Information on TARP Restricted Units and TARP Deferred Units is provided under the heading Overview of TARP-Compliant Compensation Components, beginning on page 37 of the Company’s proxy statement filed with the SEC on April 8, 2010.

Assumptions used in the calculation of these amounts are included in footnote 18 to the Company’s audited financial statements for the fiscal years ended December 31, 2009, 2010 and 2011 included in the Company’s 2009, 2010 and 2011 Annual Reports on Form 10-K, respectively. However, amounts in this column are not reduced for estimated forfeiture rates during the applicable vesting periods. Grant date values for awards made in 2009 have not been adjusted to reflect that a recipient was precluded from receiving a significant portion of such awards due to restrictions imposed under TARP. Performance shares were not granted in 2010 or 2011.

(3) The amounts shown in this column for 2009 and 2011 reflect the full aggregate grant date fair value for fiscal years ended December 31, 2009 and 2011 calculated in accordance with FASB ASC Topic 718. There were no stock option grants made by the Company in 2010. Assumptions used in the calculation of these amounts are included in footnote 18 to the Company’s audited financial statements for the fiscal years ended December 31, 2009 and 2011 included in the Company’s 2009 and 2011 Annual Reports on Form 10-K, respectively. Amounts in this column are not reduced for estimated forfeitures during the applicable vesting periods. Ms. Zlatkus retired from the Company on October 31, 2011. A description of the treatment of her outstanding stock options is included in the Treatment of NEO Who Terminated Employment in 2011 discussion on pages 54 - 55.

(4) The amounts shown in this column reflect annual cash incentive awards paid for the respective years. The amount shown for Mr. Whelan also includes a payment of $282,500 from a grant of 2007 HIMCO performance units which paid out at 113% of target for the five-year performance period ended December 31, 2011 and a payment of $291,668 from a grant of 2009 HIMCO performance units which paid out at 158% of target for the three-year performance period ended December 31, 2011. The amount shown for Mr. Levenson in 2010 also includes a payment of $333,750 from a grant of 2006 HIMCO performance units which paid out at 89% of target for the five-year performance period ended December 31, 2010.

THE HARTFORD FINANCIAL SERVICES GROUP, INC. – 2012 Proxy Statement – 42

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(5) The amounts in this column reflect the actuarial increase in the present value of the accumulated benefits of the NEOs under all pension plans established by the Company. The amounts were calculated using discount rate, mortality and form of payment assumptions consistent with those used in the Company’s GAAP financial statements. Actuarial assumptions for 2011 are described in further detail in the discussion following the Pension Benefits Table on page 47.

(6) The amounts shown in this column are described in the Summary Compensation Table—All Other Compensation on page 44. The amount reported for Mr. Levenson in 2010 includes $30,554 paid in 2011 under the Company’s tax equalization policy to compensate him for incremental taxes on compensation earned in 2010 related to an international assignment. Tax equalization payments in respect of 2011 compensation will be paid during the fiscal year 2012 and are not currently calculable.

(7) Mr. McGee requested that no year-end bonus be paid to him for 2011. The independent directors determined that Mr. McGee would have otherwise received an incentive award, but they honored Mr. McGee’s request and awarded no cash bonus for 2011.

(8) Compensation for the 2010 performance year is in respect of services provided from March 1, 2010, Mr. Swift’s start date with the Company, until December 31, 2010.

(9) Upon Ms. Zlatkus’ retirement date, October 31, 2011, unvested 2009 stock options were fully vested, her outstanding RSUs, performance shares and TARP Restricted Units were vested pro rata; and 2011 stock options were forfeited. Performance share amounts included in the stock awards column for 2009 were valued based on the probable outcome of performance conditions to which such awards are subject, determined at the time of grant (assumed to be target); actual amounts payable could range from 0-200% of the target level. Based on actual performance, the 2009 performance shares vested at the end of the three-year performance period on December 31, 2011 at 0% of the target value. The value of stock awards for 2009 would have been $2,368,516 if the grant value of performance shares assumed the highest level of performance conditions were achieved, and disregarding the fact that a substantial portion of such award could not have been paid due to the compensation restrictions imposed under TARP. A description of the treatment of her outstanding equity awards is included in the Treatment of NEO Who Terminated Employment in 2011 discussion on pages 54 - 55.

THE HARTFORD FINANCIAL SERVICES GROUP, INC. – 2012 Proxy Statement – 43

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Summary Compensation Table—All Other Compensation

The following table provides the amounts presented in the “All Other Compensation” column in the Summary Compensation Table on page 42 for the Company’s NEOs.

Name	Year	Perquisites ($)		Amount Paid or Accrued pursuant to a plan or arrangement in connection with any termination of employment or CIC ($)	Contributions or other allocations to defined contribution plans ($) (1)	Total ($)
Liam McGee	2011	14,476	(2)		38,808	53,284
Christopher Swift	2011	12,775	(3)		29,219	41,994
Douglas Elliot	2011	2,058			-	2,058
David Levenson	2011	26,194	(4)		23,573	49,767	(5)
Hugh Whelan	2011	-			11,631	11,631
Lizabeth Zlatkus	2011	15,740	(6)		24,578	40,318

(1) The amounts shown in this column represent Company contributions under the Company’s tax-qualified 401(k) plan (The Hartford Investment and Savings Plan) and The Hartford Excess Savings Plan, a non-qualified plan established as a “mirror” to the qualified plan to facilitate deferral of amounts that cannot be deferred under the 401(k) plan due to IRS restrictions. Additional information can be found in footnotes to the Non-Qualified Deferred Compensation Table on page 49.

(2) Perquisite amounts for Mr. McGee consisted of financial and tax planning services paid for by the Company, commuting costs, and expenses associated with the attendance of Mr. McGee’s spouse at a business function.

(3) Perquisite amounts for Mr. Swift consisted of financial and tax planning services paid for by the Company.

(4) Perquisite amounts for Mr. Levenson consisted of tax planning services paid for by the Company including tax services related to his prior foreign assignment, and expenses associated with the attendance of Mr. Levenson’s spouse at business functions and for Mr. Levenson’s attendance at certain non-profit board meetings.

(5) The total amount reported for Mr. Levenson does not include amounts payable under the Company’s tax equalization policy to compensate him for incremental taxes on compensation earned in 2011 related to an international assignment. Such tax equalization payments will be made during the fiscal year 2012 and are not currently calculable.

(6) Perquisite amounts for Ms. Zlatkus consisted of financial and tax planning services paid for by the Company.

THE HARTFORD FINANCIAL SERVICES GROUP, INC. – 2012 Proxy Statement – 44

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Grants of Plan Based Awards Table

The following table discloses the actual numbers of RSUs and stock options and the grant date fair value of these awards to the Company’s NEOs in 2011 pursuant to The Hartford 2010 Incentive Stock Plan. The table also discloses potential future payouts under the Company’s 2011 AIP. The numbers have been rounded to the nearest whole dollar, share or unit.

Name	Plan	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	All Other Option Awards: Number of Securities Underlying Options (#) (3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Options Awards ($) (4)
			Threshold ($)	Target ($)	Maximum ($)
Liam McGee	2011 AIP		-	1,750,000	3,500,000
	RSUs	3/1/2011				112,418			3,250,000
	Stock Options	3/1/2011					302,045	28.91	3,250,000
Christopher Swift	2011 AIP		-	1,100,000	2,200,000
	RSUs	3/1/2011				34,590			1,000,000
	Stock Options	3/1/2011					92,937	28.91	1,000,000
Douglas Elliot	2011 AIP		-	1,000,000	2,000,000
	RSUs	5/4/2011				31,194			875,000
	Stock Options	5/4/2011					81,320	28.05	875,000
David Levenson	2011 AIP		-	850,000	1,700,000
	RSUs	3/1/2011				29,402			850,000
	Stock Options	3/1/2011					78,996	28.91	850,000
Hugh Whelan	2011 AIP		-	1,200,000	2,400,000
	RSUs	3/1/2011				17,295			500,000
Lizabeth Zlatkus	2011 AIP		-	1,100,000	2,200,000
	RSUs	3/1/2011				34,590			1,000,000
	Stock Options	3/1/2011					92,937	28.91	1,000,000

(1) The amounts shown in these columns represent target and maximum awards payable to the NEOs under the Company’s 2011 AIP; the amounts shown under Threshold represent the minimum payout level, or zero, if certain threshold levels of performance are not met. The amounts shown under Maximum is 200% of target and represents, in the Committee’s practice, the maximum amount payable. However, to reward extraordinary performance the Committee may in its sole discretion authorize individual AIP awards of up to the lesser of 300% of the target annual incentive payment level or the Tax Code section 162(m) limit. Ms. Zlatkus, who retired from the Company on October 31, 2011, earned approximately 55% of a full year AIP award. The actual amount of these awards is disclosed in the Summary Compensation Table on page 42.

(2) The amounts in this column represent the number of RSUs granted to the NEOs in 2011. Dividend equivalents with respect to RSUs are credited as additional units in the same amount and to the same extent as dividends paid to holders of Common Stock. RSU awards made to Mr. Whelan vest 1/3 per year on each anniversary of the grant date. RSU awards made to all other NEOs vest in full on the third anniversary of the grant date. Ms. Zlatkus, who retired from the Company on October 31, 2011, is eligible for a pro rata portion of her RSU awards on the vesting date (the total amount granted is shown above). A description of the treatment of her RSUs is included in the Treatment of NEO Who Terminated Employment in 2011 discussion on pages 54  - 55.

(3) The amounts in this column represent the number of options granted in 2011 to purchase shares of Common Stock . Each option vests 1/3 per year on each anniversary of the grant date and has an exercise price equal to the fair market value of one share of Common Stock on the date of grant. The value of each stock option award was determined by using a binomial lattice option pricing model; the value was not reduced to reflect estimated forfeitures during the period. The value established for each stock option was $10.76. Ms. Zlatkus, who retired from the Company on October 31, 2011, forfeited her 2011 stock option award.

(4) The grant date value of each RSU award was equal to the closing stock price on the date of grant. The New York Stock Exchange (“NYSE”) closing price per share of the Company’s Common Stock was $28.91 on March 1, 2011, the date of the grant to all NEOs except for Mr. Elliot, and $28.05 on May 4, 2011, the date of the grant to Mr. Elliot.

THE HARTFORD FINANCIAL SERVICES GROUP, INC. – 2012 Proxy Statement – 45

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Outstanding Equity Awards at Fiscal Year-End Table

The following table shows outstanding stock option awards classified as exercisable and unexercisable and the number and value of any unvested or unearned equity awards outstanding as of December 31, 2011 for the Company’s NEOs. The value of any unvested or unearned equity awards outstanding as of December 31, 2011 is calculated using a market value of $16.25, the NYSE closing price per share of the Company’s Common Stock on December 30, 2011. The numbers have been rounded to the nearest whole dollar, share or unit.

Name	Option Awards (1)					Stock Awards
	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Stock Grant Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)
Liam McGee	03/01/2011	-	302,045	28.91	3/1/2021	02/25/2010	113,386	1,842,523
						08/06/2010	90,454	1,469,878
						03/01/2011	113,999	1,852,484
Christopher Swift	03/01/2011	-	92,937	28.91	3/1/2021	05/03/2010	36,650	595,563
						08/06/2010	22,614	367,478
						03/01/2011	35,077	570,001
Douglas Elliot	05/04/2011	-	81,320	28.05	5/4/2021	05/04/2011	31,519	512,184
David Levenson	02/18/2004	2,466	-	65.99	2/20/2014	10/29/2007	3,467	56,339
	02/25/2009	-	9,135	7.04	2/25/2019	02/25/2009	13,511	219,554
	03/01/2011	-	78,996	28.91	3/1/2021	11/05/2009	9,215	149,744
						02/25/2010	19,990	324,838
						08/06/2010	33,920	551,200
						03/01/2011	29,815	484,494
Hugh Whelan						02/25/2009	20,142	327,308
						02/25/2010	20,997	341,201
						08/06/2010	13,568	220,480
						03/01/2011	17,538	284,993
Lizabeth Zlatkus (4)	02/18/2004	13,655	-	65.99	02/20/2014
	02/17/2005	8,923	-	71.27	02/19/2015
	02/15/2006	14,689	-	83.00	02/15/2016
	02/27/2007	15,791	-	93.69	10/31/2016
	07/30/2007	3,538	-	92.69	10/31/2016
	02/26/2008	38,240	-	74.88	10/31/2016
	02/25/2009	179,538	-	7.04	10/31/2016

(1) Stock options granted to the NEOs vest and become exercisable 1/3 per year on each anniversary of the grant date. The number of options granted to Mr. Levenson on February 25, 2009 has been reduced by the number forfeited pursuant to TARP restrictions.

(2) The amounts shown in this column represent unvested awards of restricted stock, RSUs and TARP Restricted Units. If applicable, the awards shown are reduced by the portion forfeited pursuant to TARP restrictions. Amounts other than restricted stock include accumulated dividends through December 31, 2011. Restricted stock awards to the NEOs (the 2007 award to Mr. Levenson) vest as follows: one-third of each restricted stock grant will vest on the third anniversary of the grant date and two-thirds will vest on the fifth anniversary of the grant date. The RSU award made to Mr. Whelan in 2011 vests 1/3 per year on each anniversary of the grant date. All other RSU and TARP Restricted Unit awards to NEOs vest in full on the third anniversary of the grant date.

(3) The amounts shown in this column represent the market value of the awards calculated using $16.25, the closing stock price of the Company’s Common Stock on the NYSE on December 30, 2011.

(4) Ms. Zlatkus retired from the Company on October 31, 2011 and her outstanding stock option awards, other than her 2011 award, were fully vested on this date (her 2011 award was forfeited). Additional information on the treatment of her outstanding awards is included in the Treatment of NEO Who Terminated Employment in 2011 discussion on pages 54 - 55.

THE HARTFORD FINANCIAL SERVICES GROUP, INC. – 2012 Proxy Statement – 46

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Option Exercises and Stock Vested Table

The following table sets forth certain information regarding options and stock awards exercised and vested, respectively, during 2011 for the Company’s NEOs. The numbers have been rounded to the nearest whole dollar, share or unit.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#) (2)	Value Realized on Vesting ($) (3)
Liam McGee
Christopher Swift
Douglas Elliot
David Levenson	7,618	174,611	3,953	116,269
Hugh Whelan
Lizabeth Zlatkus			32,378	630,050

(1) The amount shown in this column reflects the value realized upon the exercise of vested stock options. The value realized is the difference between the fair market value of Common Stock on the date of exercise and the exercise price of the option.

(2) The numbers in this column represent shares acquired by Mr. Levenson upon the vesting of RSUs and, for Ms. Zlatkus, the portion of her 2008, 2009, 2010 and 2011 RSUs and her 2009 and 2010 TARP Restricted Units that vested during 2011 pursuant to the terms of the respective plans that provide for pro rata vesting treatment of equity awards held by retirement eligible employees of the Company, to the extent not prohibited by TARP. The units shown for Ms. Zlatkus will be distributed following the third anniversary of the grant date. The RSUs granted in 2008, 2010 and 2011 are settled in shares; the RSUs granted in 2009 and the TARP Restricted Units granted in 2009 and 2010 are settled in cash.

(3) The amounts shown in this column reflect the value that vested based on the NYSE closing price per share of the Company’s Common Stock on the date of vesting.

Pension Benefits Table

The table below shows the number of years of service credited, and the actuarial present value of the accumulated pension benefit, as of December 31, 2011 for each of the NEOs under the Company’s retirement plans. Federal tax law limits the amount of benefits that can be paid and compensation that may be recognized under a tax-qualified retirement plan. Therefore, the Company has both a tax-qualified retirement plan (the Retirement Plan for U.S. Employees, or the “Retirement Plan”) and a non-qualified retirement plan (The Hartford Excess Pension Plan II, or the “Excess Pension Plan”) for payment of those benefits that cannot be paid from the tax-qualified plan (together, the “Plans”). The practical effect of the Excess Pension Plan is to calculate benefits for all similarly situated employees on a uniform basis.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Liam McGee	Retirement Plan	2.25	62,442	none
	Excess Pension Plan	2.25	338,685	none
Christopher Swift	Retirement Plan	1.83	30,891	none
	Excess Pension Plan	1.83	163,920	none
Douglas Elliot	Retirement Plan	.74	16,573	none
	Excess Pension Plan	.74	24,172	none
David Levenson	Retirement Plan	16.33	439,640	none
	Excess Pension Plan	16.33	1,829,881	none
Hugh Whelan	Retirement Plan	6.08	95,195	none
	Excess Pension Plan	6.08	342,693	none
Lizabeth Zlatkus	Retirement Plan	28.09	1,252,457	75,564
	Excess Pension Plan	28.09	8,739,984	102,363

Retirement benefits are accrued under a cash balance formula for employees hired on or after January 1, 2001 (including Messrs. McGee, Swift, Elliot, and Whelan). Employees hired prior to January 1, 2001 (including Ms. Zlatkus and Mr. Levenson) accrued benefits under a final average pay formula through December 31, 2008 and began to accrue benefits under the cash balance formula beginning January 1, 2009.

THE HARTFORD FINANCIAL SERVICES GROUP, INC. – 2012 Proxy Statement – 47

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Cash Balance Formula

Under the cash balance formula, age-related credits are made each year to a book entry account established for the benefit of the employee as follows:

Age of Participant	Credit as % of base pay and bonus up to S.S. wage base*	Credit as % of base pay and bonus above S.S. wage base*
40-44	4.75%	7.125%
45-49	5.50%	8.250%
50-54	6.25%	9.375%
55-59	7.00%	10.500%
60+	7.75%	11.625%
* Social Security Taxable Wage Base was $106,800 in 2011.

An interest credit on previously accrued amounts is determined each year to be equal to the greater of 3.3% or the 10-year Treasury rate determined before the start of the year. Vested account balances under the cash balance formula may be received in the form of a single lump sum payment upon termination of employment or the participant may elect to receive an actuarially-equivalent form of life annuity. An employee is vested upon completion of three years of service. The NEOs, with the exception of Messrs. McGee, Swift and Elliot are vested in their accumulated benefits under the Plans.

Final Average Pay Formula

For employees hired prior to January 1, 2001, which includes Ms. Zlatkus and Mr. Levenson, the formula used to determine retirement benefits for service prior to January 1, 2009 is based on a percentage of the employee’s final average pay as of December 31, 2008 multiplied by the number of the employee’s years of credited service as of December 31, 2008. This final average pay formula provides an annual pension, payable in the form of an annuity commencing as of normal retirement age (age 65) for the participant’s lifetime, equal to 2% of the employee’s average final pay for each of the first 30 years of credited service, reduced by 1.67% of the employee’s primary Social Security benefit for each of the first 30 years of credited service. An employee’s average final pay is calculated as the sum of (i) average annual base salary for the 60 calendar months of the last 120 calendar months of service prior to 2009 affording the highest average, plus (ii) average annual bonus payments in the five calendar years of the employee’s last ten calendar years of service prior to 2009 affording the highest average. The final average pay formula provides for early retirement pensions for employees who have met all of the following requirements: attained age 50, completed at least 10 years of service, and the sum of their age and service totals 70 or more. For individuals eligible to retire early who have completed at least 15 years of service, early retirement benefits are reduced only for commencement prior to age 60.

Participants may elect to receive their final average pay formula benefits as an annuity for their life only, or in a reduced actuarially-equivalent amount in order to also provide for payments to a contingent annuitant, if surviving the participant, for the balance of the contingent annuitant’s lifetime. The Plans also provide a survivor benefit to a dependent spouse/dependent domestic partner of a participant who retires at or after age 50 with 20 years of service equal to 1/2 of the participant’s life annuity benefit under the final average pay formula, provided that the marriage or domestic partnership was in existence for at least five years and commenced prior to age 60; the benefit payable is reduced if the spouse or domestic partner is more than five years younger than the participant.

Mr. Levenson is not yet eligible to retire early under the Plans. Ms. Zlatkus retired on October 31, 2011 and will receive an early retirement benefit reduced for commencement prior to age 60. In addition, Ms. Zlatkus has met the eligibility requirements for the dependent spouse benefit under the Plans.

Present Value Assumptions under the Plans

The present value of accumulated benefits under each Plan shown in the table above is calculated using the same actuarial assumptions used by the Company for GAAP financial reporting purposes, and assuming that benefits commence (i) as of November 1, 2011 and May 1, 2012 (except for a $95,869 payment made in 2011 for taxes) under the final average pay formulas of the Retirement Plan and the Excess Pension Plan, respectively, for Ms. Zlatkus, (ii) as of the executive’s earliest possible unreduced retirement age (age 60) for Mr. Levenson under the Plans’ final average pay formula, and (iii) at age 65 for each executive under the Plans’ cash balance formula, except for Ms. Zlatkus where her cash balance formula benefit under the Retirement Plan was paid in November 2011 and it is assumed her cash balance formula benefit under the Excess Pension Plan will be paid in May 2012 (except for a $6,494 payment made in 2011 for taxes).

Those assumptions are a discount rate of 4.75%, the RP-2000 Mortality Table with projections specified by IRS regulations, and a life annuity form of payment, except for the benefits accrued under the Plans’ cash balance formula, where a lump sum form of payment is assumed. In accordance with the assumptions used for GAAP financial reporting, the cash balance amounts included in the table above for Messrs. McGee, Swift, Elliot, Levenson and Whelan are projected to age 65 using an assumed interest crediting rate of 3.3% (the actual rate in effect for 2012), and the present value as of December 31, 2011 is determined using a discount rate of 4.75%; therefore, the amounts shown in the table are lower than the actual December 31, 2011 cash balance accounts for these participants. The actual cash balance accounts under the Retirement Plan and the Excess Pension Plan, respectively, as of December 31, 2011 for Mr. McGee are $69,565 and $377,322; for Mr. Swift are $37,635 and $199,707; for Mr. Elliot are $19,981 and $29,143; for Mr. Levenson are $47,565 and $200,932; and for Mr. Whelan are $115,306 and $415,092. Ms. Zlatkus’ cash balance account under the Retirement Plan of $62,276 was distributed to her in November 2011, and the balance of her cash balance account under the Excess Pension Plan as of December 31, 2011 is $333,888.

THE HARTFORD FINANCIAL SERVICES GROUP, INC. – 2012 Proxy Statement – 48

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Impact Upon a Change of Control

In the event of a Change of Control, all participants in the Excess Pension Plan automatically receive, in a single lump sum, the present value of the benefit accrued as of the date of the Change of Control, provided that the Change of Control also constitutes a “change in control” as defined in regulations issued under Section 409A of the Internal Revenue Code. In such event, the provisions of the Excess Pension Plan regarding the calculation of the lump sum payments due under that Plan’s final average pay formula provide for different assumptions to be used, including lower discount rates, than have historically been assumed by the Company for GAAP financial reporting purposes. In the event of a Change of Control, the hypothetical lump sum payouts from the Excess Pension Plan to Ms. Zlatkus and Mr. Levenson would thus be greater than the accumulated benefit present values set forth in the table above, in Ms. Zlatkus’ case by $5,022,340 and in Mr. Levenson’s case by $80,706. In such event, each executive would also receive a lump sum equal to the value of the executive’s cash balance formula account under the Excess Pension Plan.

Non-Qualified Deferred Compensation Table

Deferred Compensation Plan

Each NEO, as well as other executives, may elect to defer receipt of up to 90% of their AIP award otherwise payable in cash into The Hartford Deferred Compensation Plan. In 2011, none of the NEOs maintained a balance in this plan.

Excess Savings Plan

NEOs, as well as other employees, may contribute to the Company’s Excess Savings Plan, a non-qualified plan established as a “mirror” to the Company’s tax-qualified 401(k) Plan (The Hartford Investment and Savings Plan). The Excess Savings Plan is intended to facilitate deferral of amounts that cannot be deferred under the 401(k) Plan for employees whose compensation exceeds the 401(k) Plan IRS limitation. When an eligible employee’s contributions to the 401(k) Plan have reached an IRS limit, contributions in excess of that limit are made to the Excess Savings Plan. Eligible employees may contribute up to 6% of base salary, in excess of what can be contributed to the 401(k) Plan, to the Excess Savings Plan. The Company makes a matching contribution in an amount equal to 50% of the employee’s contribution, up to 3% of the employee’s base salary. The Company also makes a non-matching contribution equal to one-half of one percent (.005) of base salary above the IRS limit for each participant in the Excess Savings Plan. Company contributions to the Excess Savings Plan are fully vested. Excess Savings Plan balances are payable in a lump sum following termination of employment.

The notional investment options available to executives under the Excess Savings Plan correspond to the investment options available to participants in the 401(k) Plan. The table below shows the funds available under the Excess Savings Plan and their annual rate of return for the calendar year ended December 31, 2011, as reported by the administrator of the Excess Savings Plan. The Company may change the notional investment options available from time to time.

Name of Fund	Rate of Return	Name of Fund	Rate of Return
The Hartford Financial Services Group, Inc. Stock Fund	-37.35%	Vanguard Target Retirement 2030 Fund	-1.27%
Hartford Capital Appreciation HLS Fund	-11.41%	Vanguard Target Retirement 2035 Fund	-2.24%
Hartford Dividend and Growth HLS Fund	1.32%	Vanguard Target Retirement 2040 Fund	-2.55%
Hartford Index Fund	2.20%	Vanguard Target Retirement 2045 Fund	-2.51%
Hartford MidCap HLS Fund	-7.92%	Vanguard Target Retirement 2050 Fund	-2.54%
Hartford Small Company HLS Fund	-3.36%	Vanguard Target Retirement Income Fund	5.25%
Hartford Global Growth HLS Fund	-13.89%	Hartford High Yield HLS Fund	4.69%
Hartford International Opportunities HLS Fund	-13.97%	Hartford Stable Value Fund	3.25%
Vanguard Target Retirement 2005 Fund	5.14%	Hartford Total Return Bond HLS Fund	6.99%
Vanguard Target Retirement 2010 Fund	3.37%	Hartford Money Market HLS Fund	0%
Vanguard Target Retirement 2015 Fund	1.71%	RS Partners Y Fund	-7.30%
Vanguard Target Retirement 2020 Fund	.60%	Columbus Circle Large Cap Growth Fund	-3.73%
Vanguard Target Retirement 2025 Fund	-.37%

THE HARTFORD FINANCIAL SERVICES GROUP, INC. – 2012 Proxy Statement – 49

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Bonus Swap Plan

Prior to 2006, NEOs, as well as other employees, could elect to defer receipt of a portion of an AIP award under The Hartford Deferred Restricted Stock Unit Plan (“Bonus Swap Plan”). In the case of such a deferral, the executive was credited under the Bonus Swap Plan with a notional Company Common Stock account equal to the amount deferred. The executive was also credited with an additional amount equal to 10% of the bonus that had been deferred, which would vest and be payable if the executive remained in the employment of the Company for three years.

The table below shows the aggregate amount of NEO and Company contributions to the above plans for 2011, the aggregate earnings credited under these plans during 2011, distributions from these plans, and the total balance of each NEO’s account under these plans as of December 31, 2011.

Name		Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($) (2)	Aggregate Earnings in Last FY ($) (3)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($) (4)
Liam McGee	Excess Savings Plan	52,250	30,479	3,749	-	170,272
Christopher Swift	Excess Savings Plan	35,406	20,797	632	-	56,835
Douglas Elliot	Excess Savings Plan	-	-	-	-	-
David Levenson	Excess Savings Plan	30,625	17,885	-44,459	-	459,670
Hugh Whelan	Excess Savings Plan	5,175	3,056	735	-	23,631
Lizabeth Zlatkus	Excess Savings Plan	31,625	18,563	7,864	-	570,718
	Bonus Swap Plan	-	-	-104,548	-	175,111

(1) The amounts shown in this column reflect executive contributions into the Excess Savings Plan during 2011. These amounts are included in the Salary column of the Summary Compensation Table for 2011.

(2) The amounts shown in this column reflect the Company’s contributions into the Excess Savings Plan in respect of each NEO’s service in 2011. These amounts are included in the All Other Compensation column of the Summary Compensation Table for 2011.

(3) The amounts shown in this column represent earnings (or losses) on notional investment funds corresponding to those funds available under the 401(k) Plan, and dividends accrued and changes in market value of the Company’s Common Stock under the Bonus Swap Plan for Ms. Zlatkus. No portion of these amounts is included in the Summary Compensation Table for 2011 as the Company does not provide above-market rates of return.

(4) The amounts shown represent the cumulative amount that has been credited to each NEO’s account under the applicable plan as of December 31, 2011. The amounts reflect the sum of contributions made by each NEO or the Company over the NEOs’ entire period of service with the Company, as well as the earnings credited on such amounts during such period under the terms of the applicable plan. The reported balances are not amounts provided to the NEOs for 2011 service. Amounts reported in this column were reported in prior year Summary Compensation Tables to the extent they represented executive or Company contributions under the plans, but not to the extent they represented earnings on those contributions.

THE HARTFORD FINANCIAL SERVICES GROUP, INC. – 2012 Proxy Statement – 50

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Deferred Distribution of Vested Equity

The table below shows the value as of December 31, 2011 of vested equity compensation that has not been distributed.

Name		Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($) (1)	Aggregate Earnings in Last FY ($) (2)	Aggregate Withdrawals / Distributions ($) (3)	Aggregate Balance at Last FYE ($) (4)
Liam McGee	TARP Deferred Units	-	-	-608,492	904,122	1,075,078
Christopher Swift	TARP Deferred Units	-	-	-72,889	79,600	108,380
Douglas Elliot		-	-	-	-	-
David Levenson	TARP Deferred Units	-	-	-42,934	41,153	53,794
Hugh Whelan	TARP Deferred Units	-	-	-17,559	28,476	56,437
Lizabeth Zlatkus	TARP Deferred Units	-	-	-268,788	237,514	358,924
	RSUs / TARP Restricted Units	-	630,050	-325,557	376,994	1,879,654

(1) The amount shown represents the aggregate pro rata portion of Ms. Zlatkus’s 2008, 2009, 2010 and 2011 RSUs and 2009 and 2010 TARP Restricted Units that vested between January 1, 2011 and October 31, 2011 pursuant to the terms of the respective plans that provide for pro rata vesting treatment of equity awards held by retirement eligible employees of the Company, to the extent not prohibited by TARP. Such amounts are payable to Ms. Zlatkus at the same time the respective awards are payable to other Senior Executives of the Company. The full grant date fair values of Ms. Zlatkus’s 2009, 2010 and 2011 RSUs and 2009 and 2010 TARP Restricted Units are included in the Stock Awards column of the Summary Compensation Table for 2009, 2010 and 2011, but the earnings on such awards are not.

(2) The amounts shown represent dividends credited in 2011 offset by changes in market value on vested awards. These amounts are not included in the Summary Compensation Table for 2011.

(3) The amounts shown represent the distribution of one-third of TARP Deferred Units granted on February 25, 2010 to Mr. McGee; distribution of one-third of TARP Deferred Units granted on May 3, 2010 to Ms. Zlatkus and Messrs. McGee, Swift, Levenson and Whelan; distribution of one-third of TARP Deferred Units granted on August 6, 2010 to Ms. Zlatkus and Messrs. McGee, Swift and Levenson; and the full distribution of TARP Deferred Units granted on November 5, 2009 to Ms. Zlatkus and Mr. Levenson. In addition, the amount shown in the RSUs / TARP Restricted Units row for Ms. Zlatkus represents the distribution of the February 25, 2008 RSU grant that vested in full on February 25, 2011.

(4) The amounts shown are the cumulative year-end value of vested awards granted to the NEOs, based on the NYSE closing price per share of the Company’s Common Stock on December 30, 2011 of $16.25. The full grant date fair value of these awards is included in the Stock Awards column of the Summary Compensation Table for the year in which granted, but, to the extent applicable, the dividends accrued and earnings due to changes in market value of the Company’s Common Stock on such awards are not.

Potential Payments Upon Termination or Change of Control

The following section provides information concerning the value of potential payments and benefits as of December 31, 2011 that would be payable to NEOs following termination of employment under various circumstances or in the event of a Change of Control (as defined below). Benefit eligibility and values vary based on the reason for termination as of December 31, 2011.

Messrs. McGee, Swift, Elliot, and Levenson participate in The Hartford Senior Executive Officer Severance Pay Plan (the “Senior Executive Plan”), providing for specified payments and benefits to participants upon termination of employment as a result of severance eligible events. The Senior Executive Plan applies to Senior Executives, including NEOs, that the Executive Vice President, Human Resources (the “Plan Administrator”) approves for participation. As a condition to participate in the Senior Executive Plan, executives must agree to such non-competition, non-solicitation, non-disparagement and other restrictive covenants as are required by the Plan Administrator. Messrs. McGee, Swift, Elliot, and Levenson have agreed that, while employed and for a one-year period following a voluntary termination of employment (any termination, in the case of Messrs. Elliot and Levenson), they are subject to a non-competition provision in favor of the Company, and that while employed and for a one-year period following any termination of employment they are subject to non-solicitation provisions in favor of the Company. These NEOs are also subject to confidentiality provisions that continue after termination of employment; Messrs. Elliot and Levenson are also subject to non-disparagement provisions that continue after termination of employment.

A participant in the Senior Executive Plan who is involuntarily terminated, other than for Cause, would receive severance pay in an amount equal to two times the sum of the executive’s annual base salary plus the target AIP award, both determined as of the termination date. The severance pay would be payable in a lump sum within 60 days of termination. In addition, a participant would be eligible to receive a pro rata AIP award under the Company’s annual incentive plan for the year in which the termination occurs, payable no later than the March 15 following the calendar year of termination. The participating executive will also vest pro rata in any outstanding unvested LTI awards, unless prohibited by applicable law, provided that at least one full year of the performance or restriction period of an award has elapsed as of the termination date. The Senior Executive Plan provides for continued health coverage and outplacement services for up to twelve months.

If, within the two year period following a Change of Control (1) a participant is involuntarily terminated by the Company other than for Cause, or (2) the participant voluntarily terminates employment with the Company for Good Reason, then the participant would receive the same severance pay under the Senior Executive Plan as the participant would have received in the event of involuntary termination before a Change of Control, and would be eligible for a pro rata AIP award as set forth above, except that the pro rata AIP award payable would be at least the same percentage of the target level of payout as is generally applicable to executives whose employment did not terminate. In addition, any outstanding unvested LTI awards would be fully vested upon a Change of Control. No gross-up would be provided for any excise taxes that apply to a participant upon a Change of Control.

THE HARTFORD FINANCIAL SERVICES GROUP, INC. – 2012 Proxy Statement – 51

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Mr. Whelan, who is in an interim role, participates in The Hartford Executive Severance Pay Plan I, which provides for lesser specified payments to participants upon termination of employment than the Senior Executive Plan. Mr. Whelan has agreed that, while employed and for a one-year period following any termination of employment, he is subject to non-competition and non-solicitation provisions in favor of the Company; Mr. Whelan is also subject to confidentiality provisions that continue after termination of employment. Under The Hartford Executive Severance Pay Plan I, a participant who is involuntarily terminated by reason of the elimination of his or her position, other than for Cause, would continue to receive base pay, as well as health and life insurance, for nineteen weeks plus, if the participant has two or more years of service, one additional week for each year of service up to a maximum of 52 weeks. In the event of involuntary termination as a result of a performance-based termination, the participant could receive benefits for one-half of that period. Outstanding LTI awards would continue to vest while severance benefits are paid.

If, within the two year period following a Change of Control, Mr. Whelan was involuntarily terminated other than for Cause, or voluntarily terminated employment for Good Reason, he would receive under The Hartford Executive Severance Pay Plan I, in addition to the above benefits, a lump sum payment equal to an additional week of base pay for each year of service for up to a combined total of 78 weeks of base pay. In addition, he would be eligible for a pro rata target AIP award for the year of termination or, if the severance date occurred in the last quarter of the year, a pro rata actual AIP award, if higher. In addition, any outstanding unvested LTI awards would be fully vested upon a Change of Control. Again, no gross-up would be provided for any excise taxes that apply in the event of a Change of Control.

The table and further discussion below address benefits that would be payable to the NEOs as of December 31, 2011 as a result of their termination of employment under various circumstances or in the event of a Change of Control. The benefits discussed below are in addition to (1) the vested pension benefits set forth in the Pension Benefits Table on page 47 for Ms. Zlatkus and Messrs. Levenson and Whelan; (2) the vested stock options set forth in the Outstanding Equity Awards at Fiscal Year-End Table on page 46; and (3) the following benefits (all of which are fully vested) set forth in the Non-Qualified Deferred Compensation Table on pages 49-51: benefits payable from the Excess Savings Plan and Bonus Swap Plan, and TARP Deferred Units. Amounts payable to Ms. Zlatkus, whose employment ended in 2011, are discussed separately under Treatment of NEO Who Terminated Employment in 2011 on pages 54 - 55.

In addition to the amounts shown in the table, each executive would also receive any accrued but unused paid time off.

The value of benefits payable is determined in accordance with the Senior Executive Plan for Messrs. McGee, Swift, Elliot and Levenson, and in accordance with The Hartford Executive Severance Pay Plan I for Mr. Whelan.

The value of amounts shown for accelerated stock option and other LTI vesting is calculated using the NYSE closing price per share of the Company’s Common Stock on December 30, 2011 of $16.25.

Payments upon Termination or Change of Control

Payment Type	Liam McGee	Christopher Swift	Douglas Elliot	David Levenson	Hugh Whelan
VOLUNTARY TERMINATION
2011 AIP Award ($) (1)	0	0	0	0	0
Accelerated Stock Option Vesting ($) (2)	0	0	0	0	0
Accelerated Other LTI Vesting ($) (3)	0	0	0	0	61,000
TOTAL TERMINATION BENEFITS ($)	0	0	0	0	61,000
INVOLUNTARY TERMINATION - NOT FOR CAUSE
2011 AIP Award ($) (1)	997,500	725,000	700,000	700,000	1,000,000
Cash Severance ($) (4)	5,700,000	3,850,000	3,500,000	3,000,000	216,346
Accelerated Stock Option Vesting ($) (2)	0	0	0	78,517	0
Accelerated Other LTI Vesting ($) (3)	1,770,636	501,590	0	788,681	483,302
Benefits Continuation and Outplacement ($) (5)	52,977	52,977	56,055	56,055	14,527
TOTAL TERMINATION BENEFITS ($)	8,521,113	5,129,567	4,256,055	4,623,253	1,714,175
CHANGE OF CONTROL / INVOLUNTARY TERMINATION NOT FOR CAUSE OR TERMINATION FOR GOOD REASON
2011 AIP Award ($) (1)	997,500	725,000	700,000	700,000	1,200,000
Cash Severance ($) (4)	5,700,000	3,850,000	3,500,000	3,000,000	268,269
Accelerated Stock Option Vesting ($) (2)	0	0	0	84,133	0
Accelerated Other LTI Vesting ($) (3)	5,164,889	1,533,025	512,191	1,786,170	1,235,001
Benefits Continuation and Outplacement ($) (5)	52,977	52,977	56,055	56,055	14,527
Additional Pension Benefits ($) (6)	377,322	199,707	29,143	80,706	0
TOTAL TERMINATION BENEFITS ($)	12,292,688	6,360,709	4,797,389	5,707,064	2,717,797

THE HARTFORD FINANCIAL SERVICES GROUP, INC. – 2012 Proxy Statement – 52

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1)   2011 AIP Award

Voluntary Termination. The NEOs would not be eligible to receive an AIP award for 2011 unless the Committee determined otherwise.

Involuntary Termination - Not For Cause. Each NEO would be eligible for a pro rata portion of a 2011 AIP award for the year of termination, in a discretionary amount. The amounts shown represent the actual award payable for 2011, as reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 42, except for Mr. McGee, where the amount shown is 57% of his target AIP award for 2011.

Involuntary Termination - Not For Cause, or a Termination For Good Reason, Within Two Years Following A Change Of Control. Each NEO would be eligible for an AIP award for 2011 calculated as follows:

•

Messrs. McGee, Swift, Elliot and Levenson: a pro rata portion of a 2011 AIP award for the year of termination in a discretionary amount, but at least a pro rata portion commensurate with amounts received by the executives who did not terminate employment. The amounts shown represent the actual award payable for 2011, as reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 42, except for Mr. McGee, where the amount shown is 57% of his target AIP award for 2011.

•

Mr. Whelan: a pro rata award equal to the greater of the 2011 AIP target award or his award based on actual performance for the year. The amount shown is Mr. Whelan’s target award for 2011.

Involuntary Termination For Cause. No AIP award would be payable.

Death or Disability. Each NEO would receive a 2011 AIP award comparable to the award that would have been paid had he or she been subject to an involuntarily termination (not for Cause).

2)   Accelerated Stock Option Vesting

Voluntary Termination. Each NEO would be entitled to exercise stock options to the extent vested as of the date of his termination of employment. The number of vested options held by each NEO is shown in the Outstanding Equity Awards at Fiscal Year-End Table on page 46. The vested options held by the NEOs would need to be exercised within four months of termination of employment.

Involuntary Termination – Not For Cause. Each NEO would be entitled to accelerated stock option vesting as follows:

•

Messrs. McGee, Swift, Elliot and Levenson: pro rata vesting of outstanding stock options as long as the option had been outstanding for at least one year from the date of grant. No stock options were outstanding, as of December 31, 2011, for at least one year from the date of grant for Messrs. McGee, Swift and Elliot.

•

Mr. Whelan: no outstanding stock options.

Change Of Control. The NEOs would be entitled to the full vesting of outstanding stock options. Stock options would be exercisable for the remainder of their original term. The amounts shown include the value of accelerated stock option vesting based on $16.25, the NYSE closing price per share of the Company’s Common Stock on December 30, 2011. Options outstanding for Messrs. McGee, Swift and Elliot are shown as having no value as the closing price of the Company’s Common Stock on December 30, 2011 was below the option exercise price.

Involuntary Termination For Cause. All outstanding stock options would be cancelled.

Death or Disability. All outstanding stock options would become fully vested.

3)   Accelerated Vesting Of Other LTI Awards

Voluntary Termination. Unvested restricted stock, RSUs and TARP Restricted Units would be cancelled as of the termination of employment date, unless the Committee were to determine otherwise. Outstanding 2008 HIMCO performance units for Mr. Whelan would continue to vest ratably over the remainder of the five-year performance period, provided non-competition and other plan terms are satisfied; the amount shown for Mr. Whelan includes the projected value for unvested awards he would be entitled to at the end of the performance period.

Involuntary Termination – Not For Cause. Each NEO would be entitled to accelerated vesting of other equity awards as follows:

•

Messrs. McGee, Swift, Elliot and Levenson: pro rata vesting of all outstanding awards as long as the award had been outstanding for at least one year from the date of grant, to the extent not prohibited by TARP. As of December 31, 2011, no awards were outstanding for at least one year from the date of grant for Mr. Elliot.

•

Mr. Whelan: The outstanding 2008 HIMCO performance units would be treated as described above for voluntary termination. Mr. Whelan would continue to vest in any outstanding LTI awards while in receipt of severance pay. The amount shown includes the value of awards that would vest during the severance pay period.

Change Of Control. The NEOs would be entitled to full vesting of all outstanding awards. Provided the Change of Control also constituted a “change in control” as defined in regulations issued under Section 409A of the Internal Revenue Code, awards would be immediately payable. For equity awards, the amounts shown include the value of accelerated vesting based on $16.25, the NYSE closing price per share of the Company’s Common Stock on December 30, 2011.

Involuntary Termination For Cause. All unvested awards would be cancelled.

Death or Disability. A pro rata portion of outstanding restricted stock awards would vest, as would a prorated portion of outstanding RSUs. All outstanding TARP Restricted Units and HIMCO performance units would be fully vested.

4)   Cash Severance Payments

Involuntary Termination – Not For Cause. Each NEO would receive a severance payment calculated as follows:

•

Messrs. McGee, Swift, Elliot and Levenson: a lump sum equal to two times the sum of his base salary at the time of termination plus his target AIP award for the calendar year in which employment terminates (assumed to be 2011 for this purpose).

•

Mr. Whelan: periodic payments equal to 25 weeks of his base salary at the time of termination.

Involuntary Termination – Not For Cause, Or Termination For Good Reason, Within Two Years Following A Change of Control. Each NEO would receive a severance payment calculated as follows:

THE HARTFORD FINANCIAL SERVICES GROUP, INC. – 2012 Proxy Statement – 53

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•

Messrs. McGee, Swift, Elliot and Levenson: a lump sum equal to two times the sum of his base salary at the time of termination plus his target AIP award for the calendar year in which employment terminates.

•

Mr. Whelan: periodic payments equal to 25 weeks of his base salary at the time of termination, plus a lump sum equal to six weeks of base salary.

The amounts shown represent the value of severance payable.

5)   Benefits Continuation And Outplacement

Voluntary Termination – no benefits payable.

Involuntary Termination – Not For Cause Before or After A Change of Control, or Termination For Good Reason Within Two Years Following a Change Of Control. Each NEO would be provided the benefits outlined below:

•

Messrs. McGee, Swift, Elliot and Levenson: up to one-year of health benefits at employee cost and up to one-year of executive outplacement services.

•

Mr. Whelan: up to 25 weeks of continued health and life insurance benefits at employee cost while in receipt of severance payments, plus executive outplacement services.

The amounts shown represent the estimated cost of the coverage and outplacement.

6)   Pension Payments Upon A Change Of Control

In the event of a Change of Control, all participants in the Excess Pension Plan would automatically receive, in a single lump sum, the present value of the benefit accrued as of the date of the Change of Control, provided that the Change of Control also constitutes a “change in control” as defined in regulations issued under Section 409A of the Internal Revenue Code. In such event, the provisions of the Excess Pension Plan regarding the calculation of the lump sum payments due under that Plan’s final average pay formula provide for different assumptions to be used, including lower discount rates, than have historically been assumed by the Company for GAAP financial reporting purposes. In the event of a Change of Control, the hypothetical lump sum payout to Mr. Levenson would thus be greater than the accumulated benefit present value.

As described following the Pension Benefits Table on page 47, the benefit accrued under the Excess Pension Plan for Mr. Levenson as of the date of the change in control would be paid out in a lump sum in accordance with the provisions of that plan. The amount shown represents the difference between the present value of the benefits accrued under the Excess Pension Plan using the discount rate assumed by the Company for GAAP financial reporting purposes and the lower discount rate provided for a lump sum payment in the event of such a Change of Control.

Each executive would also receive a lump sum equal to the value of the executive’s cash balance formula account under the Excess Pension Plan. For Messrs. McGee, Swift, and Elliot, the amounts shown equal the value of unvested benefits accrued under the Excess Pension Plan as of December 31, 2011 that would vest in the event of such a Change of Control.

Other Benefits in the Event of Death or Disability

Death. A $25,000 Company-paid life insurance benefit would be payable in addition to whatever voluntary group term life insurance coverage is in effect.

Disability. The executive would be entitled to short and long term disability benefits if he were disabled in accordance with the terms of the applicable plan. While in receipt of disability benefits, each NEO could continue to participate in Company health benefit and life insurance plans for up to three years.

Treatment of NEO who Terminated Employment in 2011

Ms. Zlatkus voluntarily retired on October 31, 2011. Upon her retirement, Ms. Zlatkus was entitled to receive pension benefits described in the Pension Benefits Table on page 47, as well as retiree health benefits for herself and her dependents, in accordance with the Company’s health plan for retired employees, under which she and the Company share the cost of that continued coverage. Ms. Zlatkus is also eligible for retiree life insurance coverage under the Company’s retiree life insurance program. Upon her retirement, the following treatment was provided to her as a retiree:

•

Ms. Zlatkus received a pro rata AIP award for the portion of the year she was actively employed. This amount is shown in the Summary Compensation Table on page 42.

•

Outstanding stock options granted on February 25, 2009 were fully vested as of her retirement date. Vested stock options can be exercised within five years of her retirement date but not beyond the scheduled expiration date. The number of vested options and the applicable expiration date are shown in the Outstanding Equity Awards at Fiscal Year-End Table on page 46. The in-the-money value of the vested options on October 31, 2011 was $2,192,159 based on $19.25 per share, the NYSE closing price per share of the Company’s Common Stock on October 31, 2011. Outstanding stock options granted on March 1, 2011 were forfeited, as they were not outstanding for at least one year as of Ms. Zlatkus’ retirement date.

THE HARTFORD FINANCIAL SERVICES GROUP, INC. – 2012 Proxy Statement – 54

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•

Outstanding RSUs granted on August 6, 2010 and March 1, 2011 were vested pro rata for the portion of the service period that Ms. Zlatkus was actively employed. The value of these RSUs on October 31, 2011 was $322,826 and $149,900, respectively, based on a Company Common Stock closing price on the NYSE of $19.25 per share on October 31, 2011. While vested, the RSUs are not scheduled to be distributed until the third anniversary of the applicable grant date, at which time their value will be determined. Outstanding RSUs and Performance Shares granted on February 25, 2009 were vested pro rata for the portion of the service period that Ms. Zlatkus was actively employed, excluding the portion of the service period that the Company was subject to restrictions under TARP. The value of these RSUs on October 31, 2011 was $1,086,715 based on $19.25 per share, the NYSE closing price per share of the Company’s Common Stock on October 31, 2011. These RSUs were distributed on the third anniversary of the grant date based on $20.48, the NYSE closing price per share of the Company’s Common Stock on February 24, 2012. The Performance Shares were subject to performance conditions that were not met; as a result the vested value was $0.

•

Outstanding TARP Restricted Units granted on November 5, 2009 and February 25, 2010 were vested pro rata for the portion of the service period through her retirement date, excluding service performed during the period in which the Company was subject to TARP restrictions. The value of these vested awards was $202,385 and $464,833, respectively, based on a Company Common Stock closing price on the NYSE of $19.25 per share on October 31, 2011. While vested, these TARP Restricted Units are not scheduled to be distributed until the third anniversary of the applicable grant date, at which time their value will be determined.

•

4,600 shares of outstanding restricted stock granted on February 27, 2007 were forfeited on her retirement date.

•

Ms. Zlatkus received payment for accrued but unused paid time off as of her employment termination date; this amount ($59,019) is included in the Salary column of the Summary Compensation Table on page 42.

In the event of a change in control, the benefit accrued under the Excess Pension Plan for Ms. Zlatkus would be paid out in a single lump sum, as described following the Pension Benefits Table on page 47.

Definitions

“Cause” as used above is defined differently, depending upon whether an event occurs before or after a Change of Control.

•

Prior to a Change of Control, “Cause” is generally defined as termination for misconduct or other disciplinary action.

•

Upon the occurrence of a Change of Control, “Cause” is generally defined as the termination of the executive’s employment due to (i) a felony conviction; (ii) an act or acts of dishonesty or gross misconduct which result or are intended to result in damage to the Company’s business or reputation; or (iii) repeated violations by the executive of the obligations of his or her position, which violations are demonstrably willful and deliberate and which result in damage to the Company’s business or reputation.

“Change of Control” is generally defined as:

•

the filing of a report with the SEC disclosing that a person is the beneficial owner of 40% or more of the outstanding stock of the Company entitled to vote in the election of directors of the Company;

•

a person purchases shares pursuant to a tender offer or exchange offer to acquire stock of the Company (or securities convertible into stock), provided that after consummation of the offer, the person is the beneficial owner of 20% or more of the outstanding stock of the Company entitled to vote in the election of directors of the Company;

•

a merger, consolidation, recapitalization or reorganization of the Company approved by the stockholders of the Company, other than in a transaction immediately following which the persons who were the beneficial owners of the outstanding securities of the Company entitled to vote in the election of directors of the Company immediately prior to such transaction are the beneficial owners of at least 55% of the total voting power represented by the securities of the entity surviving such transaction entitled to vote in the election of directors of such entity in substantially the same relative proportions as their ownership of the securities of the Company entitled to vote in the election of directors of the Company immediately prior to such transaction;

•

a sale, lease, exchange or other transfer of all or substantially all the assets of the Company approved by the stockholders of the Company; or

•

within any 24 month period, the persons who were directors of the Company immediately before the beginning of such period (the “Incumbent Directors”) cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of any successor to the Company, provided that any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director (A) was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of this clause, and (B) was not designated by a person who has entered into an agreement with the Company to effect a merger or sale transaction described above.

“Good Reason” is generally defined as:

•

the assignment of duties inconsistent in any material adverse respect with the executive’s position, duties, authority or responsibilities, or any other material adverse change in position, including titles, authority or responsibilities;

•

a material reduction in base pay or target AIP award;

•

being based at any office or location more than 50 miles from the location at which services were performed immediately prior to the Change of Control (provided that such change of office or location also entails a substantially longer commute);

•

a failure by the Company to obtain the assumption and agreement to perform the provisions of the applicable plan by a successor; or

•

a termination asserted by the Company to be for cause that is subsequently determined not to constitute a termination for Cause.

THE HARTFORD FINANCIAL SERVICES GROUP, INC. – 2012 Proxy Statement – 55

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ITEM 3    ADVISORY APPROVAL OF 2011 COMPENSATION OF NAMED EXECUTIVE OFFICERS

Section 14A of the Securities Exchange Act of 1934, as amended, provides the Company’s shareholders with the opportunity to vote to approve, on an advisory basis, the compensation of the Company’s NEOs as disclosed in this proxy statement in accordance with the rules of the SEC. As described in detail in the Compensation Discussion and Analysis (“CD&A”) beginning on page 27, the Company has established comprehensive executive compensation programs that are designed to promote long-term shareholder value creation and support its long-term strategy by: (1) profitably growing core businesses and prudently managing risk, while retaining key talent; (2) stabilizing the Company and its leadership; and (3) appropriately aligning pay with short and long-term performance.

The financial crisis of 2008 and 2009 placed significant stress on the financial condition and operating results of the Company. Since the financial crisis, the Company has taken a number of actions to stabilize and position itself for future growth. Management viewed these actions as vitally important to the Company’s success and the creation of long-term shareholder value notwithstanding that these initiatives might not improve total shareholder returns in the short term. These actions include:

•

Implementing process improvements and enterprise simplification and efficiency initiatives to reduce annual run rate operating expenses, resulting in $150 million in savings for 2011.

•

Building a robust enterprise risk management operation, including the development of a comprehensive hedging strategy to manage risks in the global variable annuity business.

•

Significantly de-risking the Company’s investment portfolio and developing a model portfolio that appropriately balances risk and return.

–

Net pre-tax unrealized loss position of $5 billion at year-end 2009 improved to a net pre-tax unrealized gain of $2.6 billion at year-end 2011 due in significant part to management actions to reposition the portfolio, as well as improving capital markets.

•

Rationalizing and repositioning the Company’s technology investment to create efficiencies and better support the Company’s operating model.

•

Divesting non-core businesses to focus on profitable growth of core businesses.

–

Sold Federal Trust Bank and Specialty Risk Services and announced sale of Hartford Life Private Placement.

As a result of management’s efforts, the Company is in a significantly stronger position than it was coming out of the financial crisis, and in 2011, demonstrated its commitment to prudently returning value to shareholders by doubling its dividend and initiating a $500 million equity repurchase program. The Company remains focused on maximizing shareholder value.

Despite the accomplishments listed above, the Company, like many of its competitors, continued to face a challenging business environment in 2011 as a result of a slow economic recovery, ongoing volatility in financial markets, historically low interest rates and significant catastrophe losses. These external headwinds contributed to earnings that did not meet operating plan objectives. As discussed in the CD&A, these events influenced 2011 compensation decisions. In particular, the Compensation and Management Development Committee (the “Committee”) funded the annual incentive pool at 57% of target and the independent directors honored Mr. McGee’s request to receive no bonus.

The Company’s management and the Committee continually monitor the Company’s executive compensation programs and adopt changes to reflect the dynamic, global marketplace in which the Company competes for talent, as well as general economic, regulatory and legislative developments affecting executive compensation. In recent years, the Committee has revised the Company’s policies and practices to:

•

Expand its incentive compensation recoupment, or “clawback,” policy;

•

Reduce the amount of benefits payable in the event of a change of control;

•

Eliminate excise tax gross-up provisions upon a change of control;

•

Discontinue the practice of entering into individual employment agreements;

•

Limit the Committee’s compensation consultant to only performing services for the Committee;

•

Provide for an annual risk review of the Company’s compensation plans, policies and practices; and

•

Prohibit all employees and directors from hedging unvested portions of equity or equity-linked awards and prohibit certain employees, including the Senior Executives, from hedging portions of equity or equity-linked awards held to meet applicable ownership guidelines.

The advisory vote on this resolution is not intended to address any specific element of compensation; rather, it relates to the overall compensation of the Company’s named executive officers, as well as the philosophy, policies and practices described in this proxy statement. You have the opportunity to vote for, against or abstain from voting on the following resolution relating to executive compensation:

RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion contained in this proxy statement.

Because the required vote is advisory, it will not be binding upon the Board. The Committee will, however, take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors recommends that Shareholders vote “for” the foregoing resolution to approve the Company’s compensation of named executive officers as disclosed in the compensation discussion and analysis, the compensation tables and narrative discussion contained in this proxy statement.

THE HARTFORD FINANCIAL SERVICES GROUP, INC. – 2012 Proxy Statement – 56

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INFORMATION ON STOCK OWNERSHIP

Directors and Executive Officers

The following table shows, as of March 19, 2012, the number of shares of the Company’s voting Common Stock beneficially owned and the aggregate number of shares of Common Stock and Common Stock-based equity, including RSUs, TARP Restricted Units or TARP Deferred Units and stock options that will not vest or become exercisable within 60 days, as applicable, held by:

•

each director and NEO; and

•

all directors, Section 16 executive officers and NEOs as a group.

Individual directors and NEOs, as well as all directors, Section 16 executive officers and NEOs as a group, beneficially own less than 1% of the total outstanding shares of the Company’s Common Stock as of March 19, 2012.

Name of Beneficial Owner	Common Stock(1)	Total(2)
Robert B. Allardice, III	32,744	32,744
Douglas Elliot	27,106	234,484
Trevor Fetter	27,323	27,323
Paul G. Kirk	30,514	30,514
David N. Levenson	41,939	311,021
Liam E. McGee	101,605	1,180,162
Kathryn A. Mikells	13,787	13,787
Michael G. Morris	31,157	38,466
Thomas A. Renyi	14,820	19,543
Charles B. Strauss	41,539	41,539
Christopher J. Swift	30,979	342,995
H. Patrick Swygert	39,938	39,938
Hugh Whelan	5,551	54,109
Lizabeth H. Zlatkus	291,318	360,754
All directors, Section 16 officers and NEOs as a group (21 persons)	959,224	3,856,943

(1) All shares of Common Stock are owned directly except as otherwise indicated below. Pursuant to regulations of the SEC, shares of Common Stock beneficially owned include shares of restricted stock and shares of Common Stock that (i) may be acquired by directors and executive officers upon the exercise of stock options exercisable within 60 days after March 19, 2012, (ii) are allocated to the accounts of directors and executive officers under the Company’s Investment and Savings Plan based on a valuation of plan accounts as of March 19, 2012, (iii) are held by directors and executive officers under the Company’s Employee Stock Purchase Plan, Deferred Restricted Stock Unit Plan and Dividend Reinvestment and Cash Payment Plan as of March 19, 2012, or (iv) are owned by a director’s or an executive officer’s spouse or minor child. No stock settled RSUs will vest within 60 days of March 19, 2012. Of the number of shares of Common Stock shown above, the following represent shares that may be acquired upon exercise of stock options that are exercisable as of March 19, 2012 or within 60 days thereafter by: Mr. Allardice, 0 shares; Mr. Elliot, 27,106 shares; Mr. Fetter, 0 shares; Mr. Kirk, 7,811 shares; Mr. Levenson, 37,933 shares; Mr. McGee, 100,681 shares; Ms. Mikells, 0 shares; Mr. Morris, 1,145 shares; Mr. Renyi, 0 shares; Mr. Strauss, 7,811 shares; Mr. Swift, 30,979 shares; Mr. Swygert, 5,271 shares; Mr. Whelan, 0 shares; Ms. Zlatkus, 274,374 shares; and all directors and Section 16 executive officers as a group, 678,521 shares.

(2) This column shows the individual’s total stock-based holdings in The Hartford, including the securities shown in the “Common Stock” column (as described in note 1), plus RSUs, TARP Restricted Units or TARP Deferred Units and stock options that will not vest or become exercisable within 60 days, as applicable.

THE HARTFORD FINANCIAL SERVICES GROUP, INC. – 2012 Proxy Statement – 57

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Certain Shareholders

The following table shows those persons known to the Company as of March 19, 2012 to be the beneficial owners of more than 5% of the Company’s Common Stock. In furnishing the information below, the Company has relied on information filed with the SEC by the beneficial owners.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class*
Allianz SE Königinstrasse 28 80802 Munich, Federal Republic of Germany	46,418,612	(1)	9.9%
Paulson & Co. Inc. 1251 Avenue of the Americas New York, NY 10020	37,540,676	(2)	8.5%
BlackRock Inc. 40 East 52nd Street New York, NY 10022	28,452,906	(3)	6.38%
NWQ Investment Management Company, LLC 2049 Century Park East, 16th Floor Los Angeles, CA 90067	25,349,265	(4)	5.69%
State Street Corporation One Lincoln Street Boston, MA 02111	24,380,037	(5)	5.5%

* The percentages contained in this column are based solely on information provided in Schedules 13D, or 13G/A filed with the SEC by each of the beneficial owners listed above regarding their respective holdings of the Company’s Common Stock as of December 31, 2011.

(1) This information is based solely on information contained in a Schedule 13G/A dated February 14, 2012 by Allianz SE to report that it was the beneficial owner of 46,418,612 share of Common Stock as of December 31, 2011 (with all such shares being held by subsidiaries of Allianz SE, including Allianz Finance II Luxembourg S.a.r.l. which beneficially owns 23,283,548 of the shares). Allianz SE has the shared power to vote or to direct vote with respect to 46,418,612 of such shares and the shared power to dispose or direct the disposition of 46,418,612 of such shares.

(2) This information is based solely on information contained in a Schedule 13D/A dated March 9, 2012 by Paulson & Co. Inc. (“Paulson”) to report that it was the beneficial owner of 37,540,676 shares of Common Stock as of March 9, 2012. Paulson has the sole power to vote or to direct the vote with respect to 37,540,676 of such shares and sole power to dispose or direct the disposition of 37,540,676 of such shares.

(3) This information is based solely on information contained in a Schedule 13G/A dated January 20, 2012 by BlackRock, Inc. (“BlackRock”) to report that it was the beneficial owner of 28,452,906 shares of Common Stock as of December 31, 2011. BlackRock has the sole power to vote or to direct the vote with respect to 28,452,906 of such shares and sole power to dispose or direct the disposition of 28,452,906 of such shares.

(4) This information is based solely on information contained in a Schedule 13G dated February 10, 2012 by NWQ Investment Management Company, LLC (“NWQ”) to report that it was the beneficial owner of 25,349,265 shares of Common Stock as of December 31, 2011. NWQ has the sole power to vote or to direct the vote with respect to 19,349,083 of such shares and sole power to dispose or direct the disposition of 25,349,265 of such shares.

(5) This information is based solely on information contained in a Schedule 13G dated February 9, 2012 by State Street Corporation (“State Street”) to report that it was the beneficial owner of 24,380,037 shares of Common Stock as of December 31, 2011. State Street has the shared power to vote or to direct the vote with respect to 24,380,037 of such shares and shared power to dispose or direct the disposition of 24,380,037 of such shares.

(6) This information is based solely on information contained in a Schedule 13G/A dated February 14, 2012 by Wellington Management Company, LLP (“Wellington”) to report that it was the beneficial owner of 20,469,039 shares of Common Stock as of December 31, 2011. Wellington has the shared power to vote or to direct the vote with respect to 11,687,647 of such shares and the shared power to dispose or direct the disposition of 20,469,039 of such shares.

THE HARTFORD FINANCIAL SERVICES GROUP, INC. – 2012 Proxy Statement – 58

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SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and designated Section 16 executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Section 16 officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based upon a review of filings with the SEC and written representations from the Company’s directors and Section 16 executive officers that no other reports were required, the Company believes that all of its directors and Section 16 executive officers complied with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 during 2011.

HOUSEHOLDING OF PROXY MATERIALS

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, please notify your broker. You may also call (800) 542-1061 or write to: Householding Department, 51 Mercedes Way, Edgewood, New York 11717, and include your name, the name of your broker or other nominee, and your account number(s).

THE HARTFORD FINANCIAL SERVICES GROUP, INC. – 2012 Proxy Statement – 59

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OTHER INFORMATION

As of the date of this proxy statement, the Board of Directors has no knowledge of any business that will be properly presented for consideration at the Annual Meeting other than that described above. As to other business, if any, that may properly come before the Annual Meeting, the proxies will vote in accordance with their judgment.

Present and former directors and present and former officers and other employees of the Company may solicit proxies by telephone, telegram or mail, or by meetings with shareholders or their representatives. The Company will reimburse brokers, banks or other custodians, nominees and fiduciaries for their charges and expenses in forwarding proxy material to beneficial owners. The Company has engaged Morrow & Co., LLC to solicit proxies for the Annual Meeting for a fee of $65,000, plus the payment of Morrow’s out-of-pocket expenses. The Company will bear all expenses relating to the solicitation of proxies.

This proxy statement, the Company’s Form 10-K for the fiscal year ended December 31, 2011 and a letter to shareholders from the Company’s Chairman are available to you via the Internet. Shareholders who access the Company’s materials this way get the information they need electronically, which allows us to reduce printing and delivery costs and lessen adverse environmental impacts. The Notice contains instructions as to how to access and review these materials. You may also refer to the Notice for instructions regarding how to request paper copies of these materials.

We hereby incorporate by reference into this proxy statement “Item 10: Directors and Executive Officers of the Registrant” and “Item 12: Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

By order of the Board of Directors.

David C. Robinson
Senior Vice President and Corporate Secretary
Dated: April 5, 2012

SHAREHOLDERS ARE URGED TO VOTE BY PROXY, WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING. A SHAREHOLDER MAY NEVERTHELESS REVOKE HIS OR HER PROXY AND VOTE IN PERSON IF HE OR SHE ATTENDS THE ANNUAL MEETING (STREET HOLDERS MUST OBTAIN A LEGAL PROXY FROM THEIR BROKER, BANKER OR TRUSTEE TO VOTE IN PERSON AT THE ANNUAL MEETING).

THE HARTFORD FINANCIAL SERVICES GROUP, INC. – 2012 Proxy Statement – 60

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Appendix A  Business Peer Groups

Commercial Markets	Wealth Management
ACE Limited – ACE USA	Aegon
AIG (Chartis)	AIG
CNA Financial Corporation	Allstate
Farmers Insurance Group	AXA Group
GEICO	ING
Liberty Mutual Group	John Hancock
Nationwide Insurance	Lincoln Financial
Progressive Corporation	Massachusetts Mutual
State Farm Insurance	MetLife
The Allstate Corporation	Nationwide
The Chubb Corporation	New York Life
The Travelers Companies, Inc.	Northwestern Mutual
United Services Automobile Association	Principal Financial
Zurich North America	Prudential Financial
TIAA-CREF

THE HARTFORD FINANCIAL SERVICES GROUP, INC. – 2012 Proxy Statement – 61

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HIMCO

300 North Capital, LLC

40/86 Advisors, Inc. (CNO Financial)

Aberdeen Asset Management, Inc.

Acadian Asset Management, LLC

Advantus Capital Management, Inc.

AEGON USA Investment Management, LLC

Aetna, Inc.

AEW Capital Management

Aflac Incorporated

AIG Asset Management

AllianceBernstein L.P.

Allianz Global Investors

Allianz Life Insurance

Allstate Investments, LLC

American Century Investments

American Family Insurance

Analytic Investments, LLC

Arrowstreet Capital, L.P.

Artio Global Management LLC

Artisan Partners Limited Partnership

Ashfield Capital Partners, LLC

Ashmore EMM, L.L.C.

Assurant, Inc.

Aviva Investors

AXA Equitable

AXA Investment Managers

Babson Capital Management LLC

Bessemer Group, Inc.

BlackRock, Inc.

BNP Paribas Investment Partners

BNY Mellon Cash Investment Strategies

Boston Company Asset Management, LLC

Boston Trust & Investment Management Company

Brandes Investment Partners, L.P.

Brandywine Global Investment Management, LLC

Bridgewater Associates, Inc.

Brinker Capital, Inc.

Brown Advisory

Brown Brothers Harriman & Co.

Calamos Investments

Capital Growth Management

Charles Schwab Investment Management, Inc.

Christian Brothers Investment Services, Inc.

Cigna Investment Management, LLC

ClearBridge Advisors

CNL Financial Group

Cohen & Steers, Inc.

Columbia Management Investment Advisers, LLC

Copper Rock Capital Partners, LLC

Cornerstone Investment Partners, LLC

Country Insurance & Financial Services

Credit Suisse Asset Management

CUNA Mutual Group

Delaware Investments

Deutsche Asset Management

Diamond Hill Investments

Dimensional Fund Advisors Inc.

Driehaus Capital Management LLC

DuPont Capital Management

Dwight Asset Management, LLC

Eaton Vance Investment Managers

Echo Point

Epoch Investment Partners, Inc.

Erie Insurance Group

Federated Investors, Inc.

Fidelity Investments

Fiduciary Asset Management, LLC (Piper Jaffray)

Financial Engines

First Eagle Investment Management, LLC

First Quadrant, L.P.

Forward Management, LLC

Franklin Templeton Investments

Fred Alger Management, Inc.

Fund Evaluation Group, LLC

Genworth Financial

Glenmede Trust Company

Goldman Sachs Asset Management

Government of Singapore Inv. Corp. (NY Office)

Great-West Life & Annuity Insurance Company

Guardian Life Insurance Company

Hansberger Global Investors, Inc.

Harris Associates

Heartland Advisors, Inc.

Heitman

Henderson Global Investors (North America) Inc.

Hermes Fund Managers (North America)

ING Investment Management Americas

Institutional Capital LLC (ICAP)

INTECH Investment Management LLC

Invesco Plc

Investment Counselors of Maryland, LLC

Jacobs Levy Equity Management, Inc.

Janus Capital Group

Jennison Associates, LLC

JPMorgan Asset Management

Kayne Anderson Rudnick

Investment Mgmt, LLC

Kennedy Capital Management, Inc.

Lazard Asset Management LLC

Legal & General Investment Management (America)

Legg Mason & Co., LLC

Liberty Mutual Group Asset Management, Inc.

Loews Corporation / CNA Financial Corporation

Loomis, Sayles & Company, L.P.

Lord, Abbett & Co., LLC

Luther King Capital Management

Madison Square Investors

Man Group plc

Managers Investment Group LLC

Manulife Asset Management

Matthews International Capital Management LLC

MEAG New York Corporation (Munich RE)

Mellon Capital Management

Mercer Global Investments

Mercator Asset Management, L.P.

MFS Investment Management

Modern Woodmen of America

Morgan Stanley Investment Management

Munder Capital Management

Mutual of America Capital Management

Mutual of Omaha

Nationwide Mutual Insurance Company

Neuberger Berman Group

New York Life Investment Management LLC

NFJ Investment Group L.P.

Nikko Asset Management Americas, Inc.

Nomura Asset Management U.S.A. Inc.

Northwestern Mutual Life Insurance Company

Numeric Investors LLC

Nuveen Investments

NWQ Investment Management Company, LLC

Old Mutual Asset Management

OneAmerica Financial Partners, Inc.

Oppenheimer Funds, Inc.

Orbis Investment Management Limited

Pacific Investment Management Company LLC

Pacific Life Insurance Company

PanAgora Asset Management, Inc.

PartnerRe Capital Markets

PENN Capital Management Company, Inc.

PFM Advisors

PineBridge Investments

Pioneer Investment Management, USA

PPM America, Inc.

Principal Global Investors

ProFund Advisors LLC

Progressive Corporation

Prudential Financial

Putnam Investments

Pyramis Global Advisors

Pzena Investment Management, LLC

Rainier Investment Management, Inc.

Raymond James Financial Services, Inc.

RCM Capital Management LLC

Reich & Tang Asset Management, LLC

Research Affiliates, LLC

RMB Capital Management, LLC

RS Investment Management

Russell Investments

Rydex SGI

Samson Capital Advisors

Sands Capital Management, LLC

Santa Barbara Asset Management, LLC

Schroder Investment Management NA Inc.

SCM Advisors LLC

Security Benefit Corporation

Smith, Graham & Co. Investment Advisors, L.P.

StanCorp Financial Group, Inc.

Standard Life Investments (USA) Limited

Standish Mellon Asset Management Company LLC

State Farm Mutual Insurance Company

State Street Global Advisors

Summit Investment Partners LLC

Sun Life Financial

Symphony Asset Management LLC

T. Rowe Price Associates, Inc.

Tactical Allocation Group, LLC

The Adams Express Company

The Capital Group Companies, Inc

The Phoenix Companies, Inc.

The Travelers Companies, Inc.

The Vanguard Group, Inc.

Third Avenue Management LLC

Thompson, Siegel & Walmsley, LLC

THE HARTFORD FINANCIAL SERVICES GROUP, INC. – 2012 Proxy Statement – 62

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HIMCO

Thornburg Investment Management, Inc.

Thrivent Financial for Lutherans

TIAA-CREF

Tradewinds Global Investors, LLC

Trilogy Global Advisors, LLC

Trust Company of the West

Turner Investments

UBS Global Asset Management

Unum

Urdang Capital Management, Inc.

USAA Investment Management Co.

Van Eck Associates Corporation

Vaughan Nelson Investment Management, L.P.

Virtus Investment Partners, Inc.

Waddell & Reed Investment Management Co.

Wasatch Advisors

Wellington Management Company, LLP

Wentworth, Hauser & Violich Investment Counsel

Western Asset Management Company

Western Southern Financial Group/Fort Washington

Westfield Capital Management Company, L.P.

Westwood Holdings Group, Inc.

William Blair & Company, L.L.C.

Winslow Capital Management Inc.

WisdomTree Investments, Inc.

XL Group

Zurich Alternative Asset Management, LLC

THE HARTFORD FINANCIAL SERVICES GROUP, INC. – 2012 Proxy Statement – 63

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Risk Management

Accenture

Aegon USA Realty Advisors, Inc

AIB Capital Markets

AIG

Algorithmics

Ally Financial Inc.

Ambac Assurance

Australia & New Zealand Banking Group

AXA Investment Managers

Banco Bilbao Vizcaya Argentaria - US Offices

Banco Santander

Banco ITAU Investment Bank

The Bank Of New York Mellon

Bank Hapoalim

Bank of America Merrill Lynch

Bank of China

Bank of Tokyo - Mitsubishi UFJ

Barclays Capital Group

Bayerische Landesbank

BBVA Compass

B. C. Ziegler & Co.

BMO Financial Group

BNP Paribas

BOK Financial Corporation

BP Oil International Ltd.

Branch Banking & Trust Co.

Brown Brothers Harriman & Co.

Capital One

Cargill

Carval Investors

Chicago Mercantile Exchange

China Merchants Bank

The CIT Group

Citadel LLC

Citigroup

Citigroup Banamex

Commerzbank

ConvergEx Group

Credit Industriel et Commercial

Credit Suisse

Crédit Agricole CIB

D.A. Davidson & Co.

Depository Trust & Clearing Corporation

Deutsche Bank

Dexia

DVB Bank

DZ Bank

DnB NOR Markets, Inc.

EDF Trading North America

Edison Mission Group

Espirito Santo Investment

Exelon Corp

Fannie Mae

Federal Reserve Bank of Atlanta

Federal Reserve Bank of Boston

Federal Reserve Bank of Cleveland

Federal Reserve Bank of Chicago

Federal Reserve Bank of New York

Federal Reserve Bank of Richmond

Federal Reserve Bank of San Francisco

Federal Reserve Bank of St Louis

Fidelity Investments

Fifth Third Bank

Financial Industry Regulatory Authority

First Financial Bancorp

FNB Omaha

Freddie Mac

Gavilon

GE Commercial Finance

Goldman, Sachs & Co.

Hess Corporation

HSBC Bank

ICAP

ING

JP Morgan Chase

KBC Bank

KeyCorp

Lacrosse Global Fund Services

Landesbank Baden-Wurttemberg - US Offices

Lloyds Banking Group

Louis Dreyfus Highbridge Energy

LPL Financial Services

Macquarie Bank

Man Group plc

Mitsubishi Securities

Mitsubishi UFJ Trust & Banking Corporation (USA)

Mizuho Corporate Bank, Ltd.

Moelis & Company Holdings LLC

Morgan Stanley

Morgan Keegan & Company, Inc.

Natixis

Nationwide

National Australia Bank

Newedge

Nordea Bank

Nord/LB

The Norinchukin Bank, New York Branch

The Northern Trust Corporation

The Options Clearing Corporation

PayPal Division

Piper Jaffray

PNC Bank

Prudential Financial

Rabobank Nederland

Radian Guaranty Inc.

Ramius Capital Group

RBS/Citizens Bank

RBS GBM

Royal Bank of Canada

Skandinaviska Enskilda Banken AB(Publ), NY Branch

Societe Generale

Standard Bank

Standard Chartered Bank

Sumitomo Mitsui Banking Corporation

The Sumitomo Trust & Banking Co. (U.S.A.)

SunTrust Banks

SVB Financial Group

TD Ameritrade

TD Securities

TIAA-CREF

UBS

UniCredit

United Bank for Africa Plc

The Vanguard Group, Inc.

Wells Fargo Bank

WestLB

Westpac Banking Corporation

THE HARTFORD FINANCIAL SERVICES GROUP, INC. – 2012 Proxy Statement – 64

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THE HARTFORD
THE HARTFORD FINANCIAL SERVICES GROUP, INC.
ONE HARTFORD PLAZA
MAILSTOP# H0-1-09 HARTFORD PLAZA
HARTFORD, CT 06155

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time on May 15, 2012. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on May 15, 2012. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M45237-P23420-Z57368 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.

The Board of Directors recommends you vote FOR all nominees for election as directors:

		For	Against	Abstain
1.	Election of Directors			
1a.	Robert B. Allardice, III	☐	☐	☐
1b.	Trevor Fetter	☐	☐	☐
1c.	Paul G. Kirk, Jr.	☐	☐	☐
1d.	Liam E. McGee	☐	☐	☐
1e.	Kathryn A. Mikells	☐	☐	☐
1f.	Michael G. Morris	☐	☐	☐
1g.	Thomas A. Renyi	☐	☐	☐
1h.	Charles B. Strauss	☐	☐	☐
1i.	H. Patrick Swygert	☐	☐	☐

For address changes/comments, mark here. ☐
(see reverse for instructions)

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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THE HARTFORD

The Hartford Financial Services Group, Inc.

2012 Annual Meeting of Shareholders

May 16, 2012 at 12:30 P.M.

Marriott Hartford Downtown
200 Columbus Boulevard
Hartford, Connecticut 06103

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The 2012 Notice and Proxy Statement, Form 10-K for the fiscal year ended December 31, 2011 and Chairman's Letter are available at www.proxyvote.com.

M45238-P23420-Z57368

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
Annual Meeting of Shareholders
May 16, 2012 12:30 P.M.
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Alan J. Kreczko, Executive Vice President and General Counsel, and David C. Robinson, Senior Vice President and Corporate Secretary, and each of them, as proxies of the undersigned, each with power to appoint his or her substitute, and hereby authorizes each or either of them to vote, as designated on the reverse side of this proxy, all shares of common stock of the Hartford Financial Services Group, Inc. (the "Company") held of record, and all shares held in the Company's Dividend Reinvestment and Cash Payment Plan, the Company's Investment and Savings Plan and the Company's Deferred Restricted Stock Unit Plan, which the undersigned is entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held at 12:30 p.m. E.D.T. on May 16, 2012 at the Marriott Hartford Downtown, 200 Columbus Boulevard, Hartford, CT 06103, and at any adjournments or postponements thereof, and confers discretionary authority upon each such proxy to vote upon any other matter properly brought before the meeting.

If you own additional shares of common stock in a "street name" capacity (i.e. through a broker, nominee or some other agency that holds common stock for your account), including shares held in the Company's Employee Stock Purchase Plan, those shares are represented by a separate proxy provided by your broker or other nominee.

Shares of common stock for the accounts of Company employees who participate in the Hartford Investment and Savings Plan ("ISP") and the Hartford Deferred Restricted Stock Unit Plan ("Stock Unit Plan") are held of record and are voted by the respective trustees of these plans. This card provides instructions to plan trustees for voting plan shares. To allow sufficient time for the trustees to tabulate the vote of plan shares, you must vote by telephone or online or return this proxy so that it is received by 5:00 p.m. E.D.T. on May 14, 2012.

Please specify your choices by marking the appropriate boxes on the reverse side of this Proxy. The shares represented by this Proxy will be voted as you designate on the reverse side. **IF NO DESIGNATION IS MADE, THE SHARES WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS: "FOR" THE ELECTION OF DIRECTOR NOMINEES NAMED IN ITEM 1; AND "FOR" ITEMS 2 AND 3.** Please sign, date, and return this Proxy, or vote by telephone or through the Internet.

Address change/comments: ______________________________

____

(If you noted any Address Changes and/or Comments above, please mark the corresponding box on the reverse side.)

Continued and to be signed on reverse side